                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D. C. 20549

                                _______________

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 2, 1995

                         UNITED HEALTHCARE CORPORATION

              (Exact name of registrant as specified in charter)


                                   MINNESOTA
                (State or other jurisdiction of incorporation)


         0-13253                                    41-1321939
 (Commission File Number)                (IRS Employer Identification No.)


300 Opus Center, 3900 Bren Road East, Minnetonka, MN              55343
   (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code: (612) 936-1300

This filing is an amendment to United HealthCare Corporation's ("United") previously filed Form 8-K dated October 2, 1995 regarding United's acquisition of The MetraHealth Companies, Inc. ("MetraHealth"). MetraHealth commenced operations in January 1995 through the combination of the group health care benefits businesses of Metropolitan Life Insurance Company ("MetLife") and The Travelers Insurance Group Inc. ("Travelers")(herein collectively referred to as "Predecessor Companies"). Effective January 1, 1995, MetLife and Travelers contributed certain affiliates (principally Health Maintenance Organizations and specialty companies), cash, operating assets, personnel and intellectual property relating to their group health care benefits businesses to MetraHealth. In addition, MetLife and Travelers agreed to contribute to MetraHealth the economic results associated with insurance policies in-force at January 1, 1995, either upon direct renewal or through indemnity reinsurance arrangements with MetLife and Travelers, at the first policy renewal date after December 31, 1994. MetraHealth also entered into separate administrative agreements with MetLife and Travelers which transferred the economic results associated with administrative services only contracts to MetraHealth effective January 1, 1995.


Item 7.  Financial Statements and Exhibits
------------------------------------------

Pro Forma Financial Information (giving effect to the acquisition of MetraHealth by United)

   1. Unaudited pro forma condensed combining balance sheet as of September 30, 1995 and unaudited pro forma condensed combining statements of operations for the nine months ended September 30, 1995 and for the year ended December 31, 1994.

Financial Statements of Businesses Acquired

   1. Audited combined financial statements of The MetraHealth Business as of September 30, 1995 and for the nine months then ended. The MetraHealth Business includes the assets, liabilities and results of operations of MetraHealth, including its majority owned subsidiaries, as well as the assets, liabilities and results of operations of the MetLife and Travelers health care benefits businesses expected to be conveyed to MetraHealth pursuant to agreements effected in conjunction with the initial formation of MetraHealth.

   2. Unaudited pro forma combined financial statements of The MetraHealth Business as of December 31, 1994 and for the years ended December 31, 1994 and 1993. These pro forma financial statements combine the audited financial statements of the Predecessor Companies on a basis consistent with the 1995 audited combined financial statements of The MetraHealth Business. These Predecessor Companies operated autonomously in 1994 and 1993. Accordingly, these pro forma financial statements are not necessarily indicative of the results that would have occurred had the Predecessor Companies been combined operationally during 1994 and 1993, and are presented for illustrative purposes only.

   3.  Audited Financial Statements of Businesses of Predecessor Companies:

       a. Audited combined financial statements of The Managed Care and Employee Benefits Operations Medical Division of The Travelers Insurance Group Inc. as of December 31, 1994 and for the years ended December 31, 1994 and 1993.

       b. Audited combined financial statements of Metropolitan Life Insurance Company Health Care Benefit Business as of December 31, 1994 and for the years ended December 31, 1994 and 1993.







Exhibits

   Exhibit 23.1  Consent of Arthur Andersen LLP
   Exhibit 23.2  Consent of KPMG Peat Marwick LLP
   Exhibit 23.3  Consent of Deloitte & Touche LLP

                         UNITED HEALTHCARE CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


On October 2, 1995, United HealthCare Corporation ("United") completed its acquisition of The MetraHealth Companies, Inc. ("MetraHealth"). MetraHealth commenced operations in January 1995 upon the combination of the group health care benefits businesses of Metropolitan Life Insurance Company and The Travelers Insurance Group Inc. (collectively "Predecessor Companies"). The total purchase price of the acquisition was $1.09 billion in cash and $500 million of 5.75% convertible preferred stock, for total consideration at closing of $1.59 billion. The 5.75% convertible preferred stock is convertible into United's common stock at $49.48 per share, has a three-year no-call provision and a ten-year mandatory redemption. In addition, certain former owners of MetraHealth will be eligible to receive up to an additional $350 million if MetraHealth achieves certain 1995 operating results, as defined. Any consideration payable for this 1995 earnout in excess of the initial $1.59 billion may, at United's sole discretion, be in the form of cash, convertible debt, convertible preferred stock, or straight debt. Moreover, if United's post-acquisition combined net earnings for 1996 and 1997 reach certain specified levels, certain of MetraHealth's former owners will be eligible to receive up to an additional $175 million in cash for each of these two years.

The following unaudited pro forma condensed combining financial statements ("The Pro Forma Financial Statements") present the estimated effects of the MetraHealth acquisition on United's consolidated financial position and results of operations. The unaudited pro forma condensed combining balance sheet has been prepared as if the acquisition had occurred on September 30, 1995. The unaudited pro forma condensed combining statements of operations have been prepared as if the acquisition had occurred on January 1, 1994. The Pro Forma Financial Statements are not necessarily indicative of the results that actually would have occurred had this transaction been consummated on the dates indicated above or of the future results of operations of the combined companies.

For purposes of preparing The Pro Forma Financial Statements, the carrying values of MetraHealth's assets and liabilities were assumed to approximate their fair values at the date of acquisition. Accordingly, the purchase price and estimated acquisition and MetraHealth integration costs in excess of the net assets acquired have been preliminarily allocated to certain intangible assets. These intangible assets are being amortized in The Pro Forma Financial Statements on a straight line basis over useful lives deemed appropriate by United's management based on their best current judgment. The purchase price allocation and the useful lives assigned to intangible assets may be adjusted upon completion of the final valuations of MetraHealth's assets and liabilities and the effect of any such adjustment could be significant.

The MetraHealth historical statements of operations included in The Pro Forma Financial Statements include certain expenses which will not be incurred in the future by the combined United/MetraHealth companies, such as allocated costs attributable to certain of the Predecessor Companies' benefit plans and severance. These expenses were approximately $33 million on a pre-tax basis in both 1995 and 1994 and are included in the 1995 and 1994 pro forma results.

United is developing a comprehensive integration plan to achieve the potential benefits of merging its operations with MetraHealth. The plan is expected to result in a substantial restructuring charge primarily related to the impact of the integration on United's operations. The Pro Forma Financial Statements do not include the effects of the integration on United's operations or any restructuring charge resulting from the integration. The restructuring charge will be recorded by United in the fourth quarter of 1995.

The Pro Forma Financial Statements should be read in conjunction with United's historical consolidated financial statements and notes thereto included in its annual report on Form 10-K for the year ended December 31, 1994, and its quarterly report on Form 10-Q for the nine months ended September 30, 1995. The historical financial statements of The MetraHealth Business as of September 30, 1995 and the historical financial statements of its Predecessor Companies are included in this Form 8-K/A and should also be read in conjunction with The
Pro Forma Financial Statements.

UNITED HEALTHCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
AS OF SEPTEMBER 30, 1995
(in Millions)

                                UNITED          THE
                              HEALTHCARE    METRAHEALTH     PRO FORMA         PRO FORMA
             ASSETS           HISTORICAL     BUSINESS      ADJUSTMENTS         UNITED
                              ----------    -----------    -----------        ---------
CURRENT ASSETS:
  Cash and cash equivalents       $1,308         $  751        $(1,460)(A)       $  599
  Short-term investments             276            605                             881
  Accounts receivable, net           253            282                             535
  Other                               57            101                             158
                                  ------         ------        -------           ------
    Total current assets           1,894          1,739         (1,460)           2,173
                                  ------         ------        -------           ------
LONG-TERM INVESTMENTS              1,002            647                           1,649
PROPERTY AND EQUIPMENT, net          198             74                             272
INTANGIBLE ASSETS AND OTHER,
 net                                 803             49          1,300 (B)        2,152
                                  ------         ------        -------           ------
    Total assets                  $3,897         $2,509        $  (160)          $6,246
                                  ======         ======        =======           ======

LIABILITIES AND SHAREHOLDERS'
          EQUITY
CURRENT LIABILITIES
  Medical costs payable           $  501         $  589                          $1,090
  Other policy liabilities                          479                             479
  Accounts payable, accrued
   expenses and other liabilities    140            250        $   227 (C)          617
  Due to affiliates                                 186                             186
  Unearned premiums                   95            109                             204
                                  ------         ------        -------           ------
    Total current liabilities        736          1,613            227            2,576

  Long-term obligations               26              9                              35
  Minority interests                   7                                              7
  5.75% Convertible Preferred
   Stock                                                           500 (D)          500

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY/NET ASSETS
  Common stock                         2                                              2
  Additional paid-in capital         780                                            780
  Retained earnings                2,353                                          2,353
  Net unrealized investment losses    (7)                                            (7)
  Net assets                                        887           (887)(B)            0
                                  ------         ------        -------           ------
    Total shareholders' equity/
     net assets                    3,128            887           (887)           3,128
                                  ------         ------        -------           ------
      Total liabilities and
       shareholders' equity/net
       assets                     $3,897         $2,509        $  (160)          $6,246
                                  ======         ======        =======           ======

See Notes to Unaudited Pro Forma Condensed Combining Financial Statements.

UNITED HEALTHCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)


                                                             UNITED             THE
                                                           HEALTHCARE       METRAHEALTH      PRO FORMA       PRO FORMA
                                                           HISTORICAL         BUSINESS      ADJUSTMENTS        UNITED
                                                          ------------      -----------     -----------     ------------
REVENUES:
  Premium                                                 $      3,153      $     2,102                     $      5,255
  Management services and fees                                     210              904                            1,114
  Investment income and other                                      114               85     $       (66)(E)          133
                                                          ------------      -----------     -----------     ------------
    Total revenues                                               3,477            3,091             (66)           6,502

OPERATING EXPENSES:
  Medical costs                                                  2,480            1,739                            4,219
  Selling, general and administrative costs                        500            1,155                            1,655
  Depreciation and amortization                                     59               20              28 (F)          107
  Restructuring costs                                                                                 0 (G)            0
                                                          ------------      -----------     -----------     ------------
    Total operating expenses                                     3,039            2,914              28            5,981

EARNINGS FROM OPERATIONS                                           438              177             (94)             521
INTEREST EXPENSE                                                    (1)                                               (1)
                                                          ------------      -----------     -----------     ------------

  Earnings before income taxes and minority interests              437              177             (94)             520

PROVISION FOR INCOME TAXES                                        (162)             (65)             24 (H)         (203)
MINORITY INTERESTS                                                  (2)                                               (2)
                                                          ------------      -----------     -----------     ------------
NET EARNINGS                                                       273              112             (70)             315

PREFERRED DIVIDENDS                                                                                 (22)(I)          (22)
                                                          ------------      -----------     -----------     ------------

NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS            $        273      $       112     $       (92)    $        293
                                                          ============      ===========     ===========     ============

NET EARNINGS PER COMMON SHARE                             $       1.55                                      $       1.66
                                                          ============                                      ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 176,615,000                                       176,615,000
                                                          ============                                      ============


See Notes to Unaudited Pro Forma Condensed Combining Financial Statements.

UNITED HEALTHCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

                                                                             PRO FORMA
                                                             UNITED           COMBINED
                                                           HEALTHCARE       PREDECESSOR      PRO FORMA       PRO FORMA
                                                           HISTORICAL        COMPANIES      ADJUSTMENTS        UNITED
                                                          ------------      -----------     -----------     ------------
REVENUES:
  Premium                                                 $      3,376      $     3,030                        $   6,406
  Management services and fees                                     275            1,204                            1,479
  Investment income and other                                      118               69     $       (88)(E)           99
                                                          ------------      -----------     -----------     ------------
    Total revenues                                               3,769            4,303             (88)           7,984

OPERATING EXPENSES:
  Medical costs                                                  2,643            2,406                            5,049
  Selling, general and administrative costs                        556            1,657                            2,213
  Depreciation and amortization                                     64               13              37 (F)          114
  Restructuring costs                                                                                 0 (G)            0
                                                          ------------      -----------     -----------     ------------
    Total operating expenses                                     3,263            4,076              37            7,376

EARNINGS FROM OPERATIONS                                           506              227            (125)             608
INTEREST EXPENSE                                                    (2)                                               (2)
MERGER COSTS                                                       (36)                                              (36)
                                                          ------------      -----------     -----------     ------------

  Earnings before income taxes, minority interests
    and extraordinary gain                                         468              227            (125)             570

PROVISION FOR INCOME TAXES                                        (178)             (79)             26 (H)         (231)
MINORITY INTERESTS                                                  (2)                                               (2)
                                                          ------------      -----------     -----------     ------------
NET EARNINGS BEFORE EXTRAORDINARY GAIN                             288              148             (99)             337
                                                          ------------      -----------     -----------     ------------
PREFERRED DIVIDENDS                                                                                 (29)(I)          (29)
                                                          ------------      -----------     -----------     ------------

NET EARNINGS BEFORE EXTRAORDINARY GAIN APPLICABLE
 TO COMMON SHAREHOLDERS                                   $        288      $       148     $      (128)    $        308
                                                          ============      ===========     ===========     ============
NET EARNINGS PER COMMON SHARE
  BEFORE EXTRAORDINARY GAIN                               $       1.64                                      $       1.76
                                                          ============                                      ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 175,209,000                                       175,209,000
                                                          ============                                      ============


See Notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                         UNITED HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
                                 (IN MILLIONS)

The pro forma adjustments have been recorded as follows:

  (A) This adjustment includes the cash portion of the purchase price paid at closing of $1,090, the 1995 contingent consideration of $350 and approximately $20 in cash for direct costs incurred in connection with the acquisition.

  (B) This adjustment reflects the estimated costs in excess of net assets acquired resulting from the acquisition.



      Purchase price consists of the following:

             Cash paid at closing                      $1,090
             1995 contingent consideration                350 (a)
             1996 and 1997 additional consideration         0 (a)
             5.75% convertible preferred stock            500
                                                       ------

      Purchase price                                    1,940
      Acquisition and MetraHealth
       integration costs                                  247
      Less:  net assets acquired                         (887)
                                                       ------

      Purchase price and
      acquisition and MetraHealth integration
      costs in excess of the fair value of
      net assets acquired                              $1,300
                                                       ======


      (a) For purposes of preparing these unaudited pro forma financial statements, the full 1995 contingent consideration was assumed to be paid in cash and no 1996 and 1997 additional consideration was assumed to be paid. The actual amount of consideration attributable to 1995, 1996 and 1997, and the form in which the 1995 amount is paid (cash or debt securities), may be different than that assumed in the unaudited pro forma financial statements.


  (C) This adjustment reflects the estimated acquisition and MetraHealth integration costs of $247 as in (B) above, less $20 in direct costs assumed as paid as in (A) above.

  (D) This adjustment reflects the issuance of $500 of 5.75% convertible preferred stock.

  (E) This adjustment reflects the reduction in interest income as a result of cash paid in the acquisition as in (A) above. ($1,460 at 6.00%)

  (F) This adjustment reflects the amortization of costs in excess of net assets acquired resulting from the acquisition of $1,300 as in (B) above, using a range of estimated useful lives for identifiable and unidentifiable intangible assets of 25 to 40 years (35 year average assumed).

  (G) No adjustment has been made to give effect to the integration on United's operations or any restructuring charge resulting from such integration. The restructuring charge will be recorded by United in the fourth quarter of 1995.

  (H) This adjustment reflects the estimated net tax effects of the pro forma adjustments described herein for the respective periods using United's consolidated effective tax rate. This adjustment assumes that the amortization of costs in excess of net assets acquired resulting from the transaction are not deductible.

  (I) This adjustment reflects the dividends on the 5.75% convertible preferred stock issued in connection with the acquisition. In determining earnings per share, the preferred stock is not considered a common stock equivalent and is antidilutive.

                            THE METRAHEALTH BUSINESS

          COMBINED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1995 AND
                        FOR THE NINE MONTHS THEN ENDED

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------


We have audited the accompanying combined statement of net assets of The MetraHealth Companies, Inc. (the Company), the group health care benefits businesses of The Travelers Insurance Group Inc. and Metropolitan Life
Insurance Company (altogether The MetraHealth Business) as of September 30, 1995, and the related combined statements of operations, changes in net assets and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined net assets of The MetraHealth Business as of September 30, 1995, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP


Hartford, Connecticut
December 15, 1995

THE METRAHEALTH BUSINESS

COMBINED STATEMENT OF NET ASSETS
SEPTEMBER 30, 1995
(IN MILLIONS)
---------------------------------------------------------------------------------------
ASSETS
 Current Assets
  Cash and cash equivalents                                             $      751
  Short-term investments                                                       605
  Premiums and fees receivable, net                                            282
  Other current assets                                                         101
                                                                        ----------
    Total current assets                                                     1,739
  Long-term investments                                                        647
  Property and equipment, net                                                   74
  Other assets                                                                  49
                                                                        ----------
    Total assets                                                             2,509
                                                                        ----------
LIABILITIES
 Current Liabilities
  Medical costs payable                                                        589
  Other policy liabilities                                                     479
  Accounts payable and accrued expenses                                        193
  Unearned revenues                                                            109
  Due to affiliates                                                            186
  Other liabilities                                                             57
                                                                        ----------
    Total current liabilities                                                1,613
                                                                        ----------
 Long-term obligations                                                           9
 Commitments and contingencies (Note 9)                                         --
                                                                        ----------
    Total liabilities                                                        1,622
                                                                        ----------
NET ASSETS                                                              $      887
                                                                        ==========

                  See notes to combined financial statements.

THE METRAHEALTH BUSINESS

COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
(IN MILLIONS)
---------------------------------------------------------------------------------------
REVENUES:
 Premiums                                                               $    2,102
 Fees                                                                          904
 Net investment income                                                          89
 Realized investment losses, net                                                (4)
                                                                        ----------
    Total revenues                                                           3,091
                                                                        ----------

BENEFITS AND EXPENSES:
 Medical costs                                                               1,739
 Selling, general and administrative costs                                   1,155
 Depreciation and amortization                                                  20
                                                                        ----------
    Total benefits and expenses                                              2,914
                                                                        ----------
INCOME BEFORE INCOME TAXES                                                     177

Provision for income taxes                                                      65
                                                                        ----------
NET INCOME                                                              $      112
                                                                        ==========

                  See notes to combined financial statements.

THE METRAHEALTH BUSINESS

COMBINED STATEMENT OF CHANGES IN NET ASSETS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
(IN MILLIONS)
---------------------------------------------------------------------------------------
BALANCE AT JANUARY 1, 1995                                              $      333

 Capital contributions from Predecessor Companies (Note 8)
  Cash                                                                         363
  Property and equipment, net                                                   42
  Expenses paid by Predecessor Companies on behalf of MetraHealth               22

 Acquisition of HealthSpring, Inc. (Note 4)                                     55

 Dividends paid                                                                (60)

 Change in net unrealized gain on investments available for
   sale, net of income tax effects                                              20

 Net income                                                                    112
                                                                        ----------
BALANCE AT SEPTEMBER 30, 1995                                           $      887
                                                                        ==========

                  See notes to combined financial statements.

THE METRAHEALTH BUSINESS

COMBINED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
(IN MILLIONS)
---------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income                                                             $      112
 Adjustments to reconcile net income to cash provided
   by operating activities:
     Depreciation and amortization                                              20
     Realized investment losses                                                  4
     Expenses paid by Predecessor Companies
      on behalf of MetraHealth                                                  22
     Deferred federal income taxes                                              75
     Changes in operating assets and liabilities:
       Premiums and fees receivable, net                                       (39)
       Other assets                                                            (26)
       Medical costs payable                                                   (69)
       Other policy liabilities                                                (97)
       Accounts payable and accrued expenses                                    49
       Unearned revenues                                                        34
       Due to affiliates                                                        55
       Other liabilities                                                        35
                                                                        ----------
    Net cash provided by operating activities                                  175
                                                                        ----------
INVESTING ACTIVITIES
 Net assets acquired from HealthSpring, Inc.                                    14
 Proceeds from sales and maturities of long-term investments,
   available for sale                                                          734
 Purchase of long-term investments, available for sale                      (1,109)
 Net decrease in short-term investments                                         25
 Net decrease in other investments, held to maturity                             3
 Net purchases of property and equipment                                       (15)
                                                                        ----------
    Net cash used for investing activities                                    (348)
                                                                        ----------
FINANCING ACTIVITIES
 Capital contributions                                                         363
 Dividends paid                                                                (60)
                                                                        ----------
    Net cash provided by financing activities                                  303
                                                                        ----------
Increase in cash and cash equivalents                                          130
Cash and cash equivalents, beginning of period                                 621
                                                                        ----------
Cash and cash equivalents, end of period                                $      751
                                                                        ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the period for income taxes                           $       67
                                                                        ==========

                  See notes to combined financial statements.

THE METRAHEALTH BUSINESS

NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995


1. BASIS OF PRESENTATION

   During 1994, Metropolitan Life Insurance Company ("MetLife") and The Travelers Insurance Group Inc. ("Travelers"), collectively referred to as the "Predecessor Companies", entered into an agreement (the "Master Agreement") to contribute their respective group health care benefits businesses and cash in exchange for an equal interest (1.8 million shares each of common stock ($.01 par value) of the 5 million shares authorized) in a corporate joint venture, The MetraHealth Companies, Inc. ("MetraHealth"). Effective
   January 1, 1995, MetLife and Travelers contributed certain affiliates, cash, operating assets, personnel and intellectual property relating to their group health care benefits businesses to MetraHealth. In addition, MetLife and Travelers agreed to contribute to MetraHealth the economic results associated with insurance policies in-force at January 1, 1995, either upon direct renewal or through indemnity reinsurance arrangements with MetLife and Travelers, at the first policy renewal date after December 31, 1994. MetraHealth also entered into separate administrative agreements with MetLife and Travelers which transferred the economic results associated with administrative services only contracts to MetraHealth effective
   January 1, 1995.

   The accompanying financial statements present the assets, liabilities and results of operations of MetraHealth, including its majority owned subsidiaries, as well as the assets, liabilities and results of operations of the Predecessor Companies' health care benefit businesses expected to be conveyed to MetraHealth pursuant to the Master Agreement ("The MetraHealth Business"). Accordingly, the operating results related to in-force insurance policies prior to their renewal date in 1995 recorded by the Predecessor Companies have been reflected as a component of The MetraHealth Business in these financial statements. The assets and liabilities contributed to MetraHealth in the formation of the joint venture have been presented in these financial statements at the Predecessor Companies' historical carrying values pursuant to joint venture accounting.

   Under the terms of the Master Agreement, medical costs payable related to insurance policies for dates of service prior to the renewal date of the contract on or after January 1, 1995 are the responsibility of the Predecessor Companies, with any difference between such medical costs payable and amounts ultimately paid accruing to the Predecessor Companies. The Master Agreement also calls for other policy liabilities related to insurance policies, retroactive rate credit reserves and customer balances to be retained by the Predecessor Companies until the balance as of the renewal date of the contract is determined with any difference between the initial estimate of the liability and the amount ultimately determined accruing to the Predecessor Companies. After the final determination of such liability, amounts will either be paid to the customer or transferred with customer consent, along with assets, principally cash, of equal value to MetraHealth. All such policy liabilities, retroactive rate credit reserves and customer balances have been included in the accompanying financial statements.

2. BUSINESS

   MetraHealth finances, manages and administers health insurance plans and delivers managed health care services for its customers. MetraHealth serves over 10 million individuals, including nearly six million in network-based care programs. Its managed care networks include 29 HMO licenses, 72 point-of-service networks, and managed PPOs in more than 90 markets nationwide. In addition to its full range of both managed care and indemnity plans, MetraHealth offers managed behavioral health, managed pharmacy, data analysis, demand management, managed workers' compensation and third-party administrator services.

   Certain of the companies included in the combined financial statements are subject to statutory regulations. These regulations require minimum levels of capital and place certain limitations on the amount of net equity available for dividends.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH AND CASH EQUIVALENTS

   Cash and cash equivalents include highly liquid investments, comprised principally of commercial paper and U.S. Treasury bills, with an original maturity of three months or less.

   INVESTMENTS

   Investments required to be maintained by state regulatory authorities are classified as held to maturity based on MetraHealth's ability and intent to hold these investments to maturity. Such investments are reported at amortized cost which totaled approximately $16 million at September 30, 1995 and are included in other current assets and other long-term assets on the statement of net assets. All other investments are classified as available for sale and are reported at fair values based on quoted market prices, with unrealized gains and losses (net of income tax effects) included as a separate component of net assets and excluded from earnings from operations. Short-term investments are stated at amortized cost which approximates market. Investments are adjusted for impairment in value that is deemed to be other than temporary through a charge to operations.

   PROPERTY AND EQUIPMENT

   Property and equipment consists of land, buildings, furniture and fixtures, computer equipment, software, and leasehold improvements. Equipment and software are depreciated on the straight-line method over their estimated remaining useful life. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or their estimated useful lives. Land and buildings are recorded at cost and are depreciated using the straight-line method over estimated useful lives which range from 3 to 30 years. Accumulated depreciation was $117 million at September 30, 1995.

   INTANGIBLE ASSETS

   Intangible assets consist principally of costs in excess of net assets of businesses acquired which are amortized on a straight-line basis over 30 years. Intangible assets are included as other long-term assets in the statement of net assets. Management periodically evaluates whether events and circumstances have occurred which may affect the estimated useful life or the recoverability of the remaining balance of its costs in excess of net assets of businesses acquired. Accumulated amortization was $1 million at September 30, 1995.

   INVESTMENT GAINS AND LOSSES

   Realized investment gains and losses are recorded based upon specific identification of the investments sold on the trade date.

   RECOGNITION OF REVENUES AND EXPENSES

   Premiums and fees (principally related to administrative service contracts) are recognized as earned. The allowance for estimated uncollectible premiums and fees receivable was $20 million at September 30, 1995. Cash received from advance billings prior to the month earned is recorded as unearned revenue. There were no premium deficiency reserves recorded during the nine months ended September 30, 1995 based upon calculations performed for each line of business.

   All selling, general and administrative expenses are charged to operations as incurred including costs of generating business.

   MEDICAL COSTS

   Medical costs are charged to operations as incurred, including claims paid, claims in the process of payment, an estimated provision for incurred but unreported claims, provider risk sharing and interest credited to customer balances. Incurred but unreported claims consist of estimated medical costs provided prior to period-end. These estimates, based on historical trends and actual experience, are reviewed periodically and, as necessary, adjustments are reflected in current operations. There are no material amounts of third party reinsurance.

   OTHER POLICY LIABILITIES

   Retrospective rate credit reserves for eligible contracts are determined based on premiums received in excess of claims and expenses charged. Refunds for closed policy years are based on policy period accounting for premiums, claims and expenses while a refund liability for open years is based on estimates of premiums, claims and expenses incurred.

   Customer balances represent certain deposit accounts and premium stabilization reserves which are available to fund future premiums or to offset required premiums arising from the calculation of the results of certain retrospective contracts.

   FEDERAL INCOME TAXES

   Deferred income taxes arise from differences in tax and financial reporting. The future tax consequences of temporary differences between financial reporting and tax basis of assets and liabilities are measured as of the balance sheet date and are recorded as deferred tax assets, less any valuation reserves, if considered appropriate, or liabilities. MetraHealth establishes a valuation allowance to reduce the deferred tax assets when it is more likely than not that a portion of these assets will not be realized.

   ACCOUNTING STANDARDS NOT YET IMPLEMENTED

   In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121). This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This Statement requires write down to fair value when long-lived assets to be held and used are impaired. The Statement also requires long-lived assets to be disposed of (e.g., real estate held for sale) to be carried at the lower of cost or fair value less cost to sell and does not allow such assets to be depreciated. This Statement will be effective for 1996 financial statements, although earlier adoption is permissible. MetraHealth has not yet evaluated the impact of FAS 121; however, it is not expected to be material to its results of operations, financial condition or liquidity.

   In October, 1995, the Financial Accounting Standards Board issued Statement of Financial Standard No. 123, "Accounting for Stock-Based Compensation" (FAS
   123). This Statement establishes accounting and reporting standards for stock-based employee compensation plans and to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. FAS 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument which measures compensation cost at the grant date based on the value of the award and recognizes it over the service period, which is usually the vesting period. However, FAS 123 also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" (Opinion 25). Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value based method of accounting defined in this Statement had been applied. This Statement will be effective for 1996 financial statements, although earlier adoption is permissible. MetraHealth expects to continue to follow the guidance in Opinion 25.

4. ACQUISITION OF HEALTHSPRING, INC.

   Effective March 9, 1995, MetraHealth acquired HealthSpring, Inc., a company providing direct delivery of medical care services. MetraHealth issued 130,570 shares of its common stock for all of the outstanding shares of HealthSpring, Inc. and accounted for this acquisition as a purchase. The purchase price of the acquisition was $54 million which resulted in $41 million of cost in excess of net assets of the business acquired, which is being amortized over 30 years. Had HealthSpring been acquired as of January 1, 1995 the combined MetraHealth results of operations would have been $3,093 million in revenue and $109 million in net income.

5. INVESTMENTS

The amortized cost and fair value of fixed maturities and other investments by category are as follows:

                                                 Gross Unrealized
                                   Amortized    -------------------     Fair
                                     Cost        Gains      Losses      Value
                                   ----------   --------   --------   ----------
                                                  (In Millions)
INVESTMENTS AVAILABLE FOR SALE
 U.S. Government and Agencies      $      143   $           $    2    $      141
 Corporate                              1,109          4         2         1,111
                                   ----------   --------    ------    ----------
   Total                           $    1,252   $      4    $    4    $    1,252
                                   ==========   ========    ======    ==========

INVESTMENTS HELD TO MATURITY
 U.S. Government and Agencies      $       11   $           $         $       11
 Corporate                                  5                                  5
                                   ----------   --------    ------    ----------
   Total                           $       16   $           $         $       16
                                   ==========   ========    ======    ==========

As of September 30, 1995, the contractual maturities of investments were as follows:

                                           Amortized       Estimated
                                             Cost         Fair Value
                                           ----------     -----------
                                                 (In Millions)
INVESTMENTS AVAILABLE FOR SALE
  Due in one year or less                  $      605      $      605
  Due after one year through five years           368             368
  Due after five years through ten years          137             137
  Due after ten years                             142             142
                                           ----------      ----------
    Total                                  $    1,252      $    1,252
                                           ==========      ==========
INVESTMENTS HELD TO MATURITY
  Due in one year or less                  $        7      $        7
  Due after one year through five years             9               9
                                           ----------      ----------
    Total                                  $       16      $       16
                                           ==========      ==========

   Investments not due at a single maturity date have been included in the above table in the year of final maturity. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

   Proceeds from sales of available for sale investments for the nine months ended September 30, 1995 totaled $1.2 billion. Gross realized gains and losses resulting from these sales amounted to $2 million and $6 million, respectively.

6. INCOME TAXES

   Components of the provision for income taxes charged to operations for the nine months ended September 30, 1995 are as follows:


                                              (In Millions)
Current tax expense (credit):
 Federal                                         $    (14)
 State                                                  4
                                                 --------
  Total current tax expense (credit)                  (10)

Deferred tax expense                                   75
                                                 --------
  Total income tax expense                       $     65
                                                 ========



   The net deferred income tax asset at September 30, 1995 is comprised of the following:


                                               (In Millions)
Deferred income tax assets:
 Retroactive rate credit reserves                  $    43
 Accrued benefits                                        6
 Intangible amortization                                 6
 Loss adjustment expense                                 4
 Bond accretion                                          4
 Discount on loss reserves                               4
 Unearned premiums                                       4
 Other                                                  16
                                                   -------
 Total deferred income tax asset                        87
                                                   -------
Deferred income tax liability:
 Loss reserves                                          12
 Bond Amortization                                       1
 Other                                                   1
                                                   -------
 Total deferred income tax liability                    14
                                                   -------
Net deferred income tax asset                      $    73
                                                   =======

   Amounts are included in deferred taxes related to reserves for certain retrospectively rated contracts, which are held on a book basis but not on a tax basis, of certain companies taxed as life insurance companies. No amount is included in the deferred tax asset related to similar contracts of companies not taxed as life insurance companies.

   A reconciliation of the statutory income tax rate to the effective income tax rate for the nine months ended September 30, 1995 is as follows:

Federal statutory rate               35.0%
State income taxes, net of federal
 benefit                              1.2
Other, net                            0.5
                                     ----
 Effective income tax rate           36.7%
                                     ====

7. EMPLOYEE BENEFIT PLANS

   Current employees who were transferred from the Predecessor Companies remain eligible to participate in the Predecessor Companies' pension plans, postretirement benefit plans, and savings and investment plans through December 31, 1995. For the nine month period ended September 30, 1995, MetraHealth did not offer similar employee benefit plans to its employees. MetraHealth reimburses the Predecessor Companies in an amount equal to the cost incurred by MetraHealth employees participating in the Predecessor Companies savings and investment plans. The Predecessor Companies were not reimbursed for the costs relating to the pension plans and other postretirement benefits. These costs, as well as certain severance and other compensation costs funded by the Predecessor Companies, are reflected in the combined statement of operations with a corresponding capital contribution recorded in net assets. Total employee benefit expense relating to these plans was $13 million for the nine month period ended September 30, 1995.

   Stock Option Plan

   The stock option plan provides for the granting of options to key employees to purchase common stock of MetraHealth. The stock option plan provides for the option and sale in the aggregate of 400,000 shares of MetraHealth's common stock. At September 30, 1995, there were 10,000 shares fully vested and no shares which were exercisable.

   Changes in the status of stock options are summarized as follows:

                                                   Weighted
                                     Number         Average
                                   of Shares     Option Price
                                   ---------     ------------
Balance, beginning of period              --          $ --
 Issued                              400,000           400
 Exercised                                --            --
 Canceled                                 --            --
                                     -------           ---
Balance, end of period               400,000          $400
                                     =======          ====

8. RELATED PARTY TRANSACTIONS

   Certain functions are contracted with the Predecessor Companies, principally data processing and certain corporate functions. Included in the statement of operations is $102 million of expenses for services rendered by Predecessor Companies.

   MetraHealth has subleased certain facilities from the Predecessor Companies. Included in the statement of operations is $51 million of related rent expense.

   MetraHealth has also entered into agreements with the Predecessor Companies to administer certain components of the Predecessor Companies' non-medical business, principally group life and long-term disability. Included in the statement of operations is $26 million of fee income for providing such services to the Predecessor Companies.

   Capital contributions from the Predecessor Companies included: cash of $363 million, of which $115 million was received on December 30, 1994; property and equipment contributed at net book value of $42 million; and $22 million of expenses paid by the Predecessor Companies on behalf of The MetraHealth Business, as described in Note 7.

   On September 29, 1995, MetraHealth declared and paid a cash dividend of $16.08 per common share or $60 million to shareholders of record on that date.

9. COMMITMENTS AND CONTINGENCIES

   MetraHealth leases facilities and equipment under operating leases which are noncancelable and expire on various dates through 2006. Rent expense under all operating leases was $55 million for the nine months ended September 30, 1995. At September 30, 1995, future minimum annual lease payments under all noncancelable operating leases are as follows:

                                  (In Millions)
12 months ended September 30,
-----------------------------
1996                                 $     58
1997                                       46
1998                                       40
1999                                       33
2000                                       14
Thereafter                                 15
                                     --------
                                     $    206
                                     ========

   MetraHealth is involved in legal actions which arise in the ordinary course of its business. Although the outcomes of any such legal actions cannot be predicted, in the opinion of management the resolution of these actions, after consideration of the provisions made in the accompanying financial statements, will not have a material adverse effect upon the financial position or results of operations of MetraHealth.

10. SUBSEQUENT EVENT - ACQUISITION OF METRAHEALTH

   On October 2, 1995, United HealthCare Corporation ("United") completed its acquisition of MetraHealth. Under the acquisition agreement terms, United paid $1.09 billion in cash and issued $500 million of 5.75% convertible preferred stock, for a total consideration of $1.59 billion at closing.
   The acquisition agreement also provides for contingent payments up to $350 million by United if certain earnings levels of The MetraHealth Business are achieved for 1995. Also, the agreement provides for additional contingent payments up to $175 million per year if certain earnings levels as defined are achieved by United during 1996 and 1997.

                                   * * * * *

                           THE METRAHEALTH BUSINESS


                         UNAUDITED PRO FORMA COMBINED

                             FINANCIAL STATEMENTS

                      AS OF DECEMBER 31, 1994 AND FOR THE

                    YEARS ENDED DECEMBER 31, 1994 AND 1993

THE METRAHEALTH BUSINESS

UNAUDITED PRO FORMA COMBINED STATEMENT OF NET ASSETS
DECEMBER 31, 1994
(IN MILLIONS)
-----------------------------------------------------------

ASSETS
Current Assets
  Cash and cash equivalents                    $  621
  Short-term investments                          612
  Premiums and fees receivable, net               243
  Other current assets                            125
                                               ------
    Total current assets                        1,601

Long-term investments                             266
Property and equipment, net                        25
Other assets                                       47
                                               ------
    Total assets                                1,939
                                               ------

LIABILITIES
Current Liabilities
  Medical costs payable                           658
  Other policy liabilities                        576
  Accounts payable and accrued expenses           144
  Unearned revenues                                75
  Due to affiliates                               131
  Other liabilities                                22
                                               ------
    Total current liabilities                   1,606

  Commitments and contingencies                    --
                                               ------
    Total liabilities                           1,606
                                               ------
Net Assets                                     $  333
                                               ======

        See note to unaudited pro forma combined financial statements.

THE METRAHEALTH BUSINESS

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
(IN MILLIONS)
------------------------------------------------------------------------------

                                                     1994      1993
                                                   --------  --------
REVENUES:
  Premiums                                          $3,030    $3,211
  Fees                                               1,204     1,214
  Net investment income                                 70        87
  Realized investment gains (losses), net               (1)       18
                                                    ------    ------
    Total revenues                                   4,303     4,530
                                                    ------    ------
BENEFITS AND EXPENSES:
  Medical costs                                      2,406     2,605
  Selling, general and administrative costs          1,657     1,695
  Depreciation and amortization                         13        13
                                                    ------    ------
    Total benefits and expenses                      4,076     4,313
                                                    ------    ------
INCOME BEFORE INCOME TAXES                             227       217

Provision for income taxes                              79        65
                                                    ------    ------
NET INCOME                                          $  148    $  152
                                                    ======    ======



        See note to unaudited pro forma combined financial statements.

THE METRAHEALTH BUSINESS

UNAUDITED PRO FORMA COMBINED STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
(IN MILLIONS)
-----------------------------------------------------------------------------


                                                   1994      1993
                                                 --------  --------
BALANCE AT JANUARY 1                                $250      $128

  Dividends paid                                     (50)      (25)

  Change in net unrealized loss on
   investments available for sale, net of
   income tax effects                                (15)       (5)

  Net income                                         148       152
                                                    ----      ----
BALANCE AT DECEMBER 31                              $333      $250
                                                    ====      ====



        See note to unaudited pro forma combined financial statements.

THE METRAHEALTH BUSINESS

UNAUDITED PRO FORMA COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
(IN MILLIONS)
-------------------------------------------------------------------------------

                                                             1994      1993
                                                           --------  --------
OPERATING ACTIVITIES
  Net Income                                                 $ 148     $ 152
  Adjustments to reconcile net income to cash provided by
   (used in) operating activities:
    Depreciation and amortization                               13        13
    Realized investment (gains) losses                           1       (18)
    Deferred federal income taxes                               (5)        5
    Changes in operating assets and liabilities:
      Investment income accrued                                  6        --
      Premiums and fees receivable, net                         16        96
      Other assets                                            (168)      (72)
      Due from affiliates                                      (22)     (173)
      Medical costs payable                                    (49)      (37)
      Other policy liabilities                                  61      (186)
      Other liabilities                                        187       (14)
                                                             -----     -----
  Net cash provided by (used in) operating activities          188      (234)
                                                             -----     -----
INVESTING ACTIVITIES
  Proceeds from sale/maturity of fixed maturities              634       585
  Proceeds from sale of equity securities                        4         4
  Proceeds from sale of mortgage loans                         104        27
  Purchases of fixed maturities                               (253)     (269)
  Purchases of equity securities                                --        (4)
  Purchases of mortgage loans                                   (8)      (14)
  Net increase in short-term investments                      (245)       29
  Net purchases of property and equipment                      (36)      (15)
  Other increases                                               (1)       --
                                                             -----     -----
    Net cash provided by investing activities                  199       343
                                                             -----     -----
FINANCING ACTIVITIES
  Dividends paid                                               (50)      (25)
                                                             -----     -----
    Net cash used in financing activities                      (50)      (25)
                                                             -----     -----
Increase in cash and cash equivalents                          337        84

Cash and cash equivalents, beginning of year                   284       200
                                                             -----     -----
Cash and cash equivalents, end of year                       $ 621     $ 284
                                                             =====     =====

        See note to unaudited pro forma combined financial statements.

THE METRAHEALTH BUSINESS

NOTE TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined financial statements do not include all disclosures required under generally accepted accounting principles and have not been prepared in accordance with Article 11 of Regulation S-X.

The accompanying pro forma combined financial statements are not necessarily indicative of the results that would have occurred had the group health care benefits businesses of the Predecessor Companies defined below been combined operationally during 1994 and 1993, and are presented for illustrative purposes only.


1.  Basis of Presentation

    Effective January 1, 1995, Metropolitan Life Insurance Company ("MetLife") and The Travelers Insurance Group Inc. ("Travelers"), collectively the "Predecessor Companies", contributed certain affiliates, cash, operating assets, personnel and intellectual property relating to their group health care benefits businesses to a corporate joint venture, The MetraHealth Companies Inc. ("MetraHealth"). In addition, MetLife and Travelers agreed to contribute to MetraHealth the economic results associated with insurance policies in-force at January 1, 1995, either upon direct renewal or through indemnity reinsurance arrangements with MetLife and Travelers, at the first policy renewal date after December 31, 1994. MetraHealth also entered into separate administrative agreements with MetLife and Travelers which transferred the economic results associated with administrative services only contracts to MetraHealth effective January 1, 1995.

    The unaudited pro forma combined financial statements have been derived from the 1994 and 1993 audited financial statements of each of the Predecessor Companies, as adjusted and/or reclassified to reflect the Predecessor Companies presentation on a basis consistent with that of the business acquired as presented in The MetraHealth Business September 30, 1995 combined financial statements and for items which were not a part of the businesses contributed to MetraHealth effective January 1, 1995.

   These adjustments, reflected herein, consist of:


    - The statement of net assets has been adjusted from an unclassified basis of presentation to a classified basis to be consistent with the 1995 presentation.

    - The statement of net assets and the statements of operations, changes in net assets, and cash flows, have been adjusted to eliminate the financial results of two fully insured contracts included in the Predecessor Companies audited results and to include the financial results of such contracts as administrative services only arrangements consistent with the contractual arrangement in effect in 1995 and forward. The impact on net income for 1994 and 1993 was not material.

    - The statement of operations for 1994 was adjusted to reflect a consistent allocation of corporate overhead expenses with 1993. The impact of this adjustment on 1994 net income was a reduction of $8 million.

    - The exclusion from the statement of net assets of assets and liabilities of the Predecessor Companies that were not transferred or contributed to MetraHealth.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS

             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.








                         Combined Financial Statements

                 for the years ended December 31, 1994 and 1993

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS

             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.

                         COMBINED FINANCIAL STATEMENTS

                                     INDEX




                                                                                     Page
Independent Auditors' Report                                                            1

Combined Financial Statements:

  Combined Statement of Operations for the years ended December 31, 1994 and 1993       2

  Combined Statement of Assets and Liabilities at December 31, 1994                     3

  Combined Statement of Cash Flows for the years ended December 31, 1994 and 1993       4

  Notes to Combined Financial Statements                                             5-21


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder of
 The Travelers Insurance Group Inc.:


We have audited the accompanying combined statement of assets and liabilities of The Managed Care and Employee Benefits Operations Medical Division ("Medical") of The Travelers Insurance Group Inc. and Subsidiaries (the "Company") as of December 31, 1994, and the related combined financial statements of operations and cash flows for each of the years in the two-year period ended December 31, 1994 (the "combined financial statements"). These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements reflect a carve out of a line of business from a consolidated group of companies rather than a complete legal entity. See Note 1 to the combined financial statements for a description of the basis of presentation.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Managed Care and Employee Benefits Operations Medical Division of The Travelers Insurance Group Inc. and Subsidiaries as of December 31, 1994, and the combined results of operations and cash flows for each of the years in the two-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the combined financial statements, Medical adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.

                                                           KPMG Peat Marwick LLP


Hartford, Connecticut
May 31, 1995, except as to Notes 1, 5, and 11, which are as of December 8, 1995.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                        COMBINED STATEMENT OF OPERATIONS

(for the year ended December 31, in millions)      1994   |    1993
---------------------------------------------    -------  |  -------
REVENUES                                                  |
Premiums                                         $2,022   |  $2,180
Fees                                                589   |     575
Net investment income                                48   |      71
Realized investment gains (losses)                   (1)  |      18
Other                                                 5   |      13
-----------------------------------------------  ------   |  ------
         Total revenues                           2,663   |   2,857
-----------------------------------------------  ------   |  ------
                                                          |
BENEFITS AND EXPENSES                                     |
Current and future insurance benefits             1,668   |   1,851
Claim settlement expenses                           175   |     221
Commission expenses                                 105   |      89
General and administrative expenses                 574   |     565
-----------------------------------------------  ------   |  ------
            Total benefits and expenses           2,522   |   2,726
-----------------------------------------------  ------   |  ------
                                                          |
Income before federal income taxes                  141   |     131
-----------------------------------------------  ------   |  ------
                                                          |
Federal income taxes:                                     |
  Current                                            57   |      39
  Deferred                                           (7)  |      (2)
-----------------------------------------------  ------   |  ------
            Total federal income taxes               50   |      37
-----------------------------------------------  ------   |  ------
                                                          |
Net income                                       $   91   |  $   94
===============================================  ======   |  ======


                  See notes to combined financial statements.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                  COMBINED STATEMENT OF ASSETS AND LIABILITIES

(at December 31, in millions)                                           1994
---------------------------------------------------------------------  -------
ASSETS
Fixed maturities, available for sale, at market (cost, $554)            $  531
Mortgage loans                                                               4
Cash and cash equivalents                                                   14
Short-term securities                                                      447
---------------------------------------------------------------------   ------
     Total investments                                                     996
---------------------------------------------------------------------   ------
Investment income accrued                                                    8
Premium and fees receivable, net                                           119
Deferred federal income taxes                                              172
Due from other MCEBO division                                               84
Other assets                                                               140
---------------------------------------------------------------------   ------
     Total assets                                                       $1,519
=====================================================================   ======

LIABILITIES
Future policy benefits                                                  $  856
Unearned premium reserve                                                    42
Other liabilities                                                          495
---------------------------------------------------------------------   ------
     Total liabilities                                                  $1,393
=====================================================================   ======


                  See notes to combined financial statements.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                        COMBINED STATEMENT OF CASH FLOWS

(for the year ended December 31, in millions)                   1994   |   1993
-------------------------------------------------------------  ------  |  ------
Cash Flows From Operating Activities                                   |
 Net Income                                                    $  91   |  $  94
 Adjustments to reconcile net income to cash provided                  |
  by (used in) operating activities:                                   |
   Depreciation and amortization                                   9   |      9
   Realized investment (gains) losses                              1   |    (18)
   Deferred federal income taxes                                  (7)  |     (2)
   Changes in operating assets and liabilities:                        |
      Investment income accrued                                    5   |      -
      Premium and fees receivable, net                           (10)  |     13
      Other assets                                               (82)  |    (86)
      Due from other MCEBO division                                3   |    (87)
      Future policy benefits                                      12   |   (208)
      Unearned premium reserve                                   (13)  |     (8)
      Other liabilities                                          110   |     (3)
                                                               -----   |  -----
  Net cash provided by (used in) operating activities            119   |   (296)
                                                               -----   |  -----
                                                                       |
Cash Flows From Investing Activities                                   |
 Proceeds from sale of fixed maturities within the Company       535   |    223
 Proceeds from sale of fixed maturities outside the Company       21   |    217
 Proceeds from sale of equity securities                           4   |      4
 Proceeds from sale of mortgage loans                             99   |      2
 Proceeds from maturities of fixed maturities                     78   |    126
 Proceeds from maturities of mortgage loans                        5   |     25
 Purchase of fixed maturities                                   (526)  |   (269)
 Purchase of equity securities                                     -   |     (4)
 Purchase of mortgage loans                                       (8)  |    (14)
 Net increase in short-term investments                         (368)  |    (44)
 Net purchases of property and equipment                         (13)  |    (11)
                                                               -----   |  -----
  Net cash provided by (used in) investing activities           (173)  |    255
                                                               -----   |  -----
                                                                       |
Decrease in cash and cash equivalents                            (54)  |    (41)
                                                                       |
Cash and cash equivalents, beginning of year                      68   |    109
                                                               -----   |  -----

Cash and cash equivalents, end of year                         $  14      $  68
                                                               =====      =====

Supplemental disclosure of cash flow information
 Income taxes paid                                             $  60      $  41
                                                               =====      =====

                  See notes to combined financial statements.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation

    The combined financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles to reflect the operations of The Managed Care and Employee Benefits Operations (MCEBO) Medical Division (Medical) of The Travelers Insurance Group Inc. and Subsidiaries (the Company). Medical is a subset of MCEBO's Health business and is not a legal entity but conducts managed care and indemnity medical insurance business through The Travelers Insurance Company (TIC) and The MetraHealth Insurance Company (Metra) (formerly The Travelers Insurance Company of Illinois). Medical conducts noninsurance business through The Travelers Employee Benefits Company and its subsidiaries (TEBCO).

    The following is a brief business description of TEBCO's significant subsidiaries:

    . ConServCo, Inc. provides utilization review, case management, vocational rehabilitation, hospital bill audit, and computerized medical bill review services.

    . U.S. Behavioral Health provides managed mental health and substance abuse programs and employee assistance programs to employers, associations and government entities.

    . The Center for Corporate Health, Inc. is a provider of health communication materials and health counseling services.

    . The Travelers Health Network, Inc. owns and operates health maintenance organizations (HMOs) in several states.

    . The Travelers Plan Administrators, Inc. is a national network of third party administrators.

    . The Travelers Telebrokerage, Inc. markets and sells MCEBO's small group products nationally through general agents and a network of brokers.

    .  ProAmerica Managed Care, Inc. is a preferred provider organization.

    These combined financial statements reflect assets and liabilities related to Medical. The Medical combined financial statements do not include the capital accounts of TIC and Metra that are required to write insurance business or the related earnings on the net assets that support such capital accounts. In addition, these combined financial statements do not include certain corporate expenses that are unrelated to the operation of the Medical business, such as corporate advertising. Therefore, the Medical combined financial statements reflect a "carve out" of a line of business from the consolidated group of companies rather than a complete legal entity.

    In December 1992, Primerica Corporation (Primerica) acquired approximately 27% of the common stock of the Company's parent (The Travelers Corporation) (the Acquisition).

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

    Basis of Presentation, continued

    Effective December 31, 1993, Primerica acquired the approximately 73% of The Travelers Corporation common stock which it did not already own, and The Travelers Corporation was merged into Primerica, which was renamed Travelers Group Inc. (the Merger).

    The Acquisition and the Merger are being accounted for as a "step acquisition". The step acquisition method of purchase accounting requires that the assets and liabilities of Medical be recorded at the fair values determined at each acquisition date (i.e., 27% of values at December 31, 1992 as carried forward and 73% of the values at December 31, 1993). Evaluation and appraisal of assets and liabilities, including investments, other insurance assets and liabilities and related deferred income taxes were completed during 1994.

    The combined statement of operations, the combined statement of cash flows and the related accompanying notes for the year ended December 31, 1994, which are presented on a purchase accounting basis, are separated from the corresponding 1993 information, which is presented on a historical accounting basis, to indicate the difference in valuation bases.

    Certain prior year amounts have been reclassified to conform with the 1994 presentation.

    MetraHealth Transaction

    On January 3, 1995, the Company, Metropolitan Life Insurance Company, and their affiliates completed the formation of The MetraHealth Companies, Inc. (MetraHealth), a joint venture of their medical businesses, by contributing their group medical businesses to MetraHealth, in exchange for shares of common stock of MetraHealth. The assets transferred included cash, fixed assets, customer lists, books and records, certain trademarks and other assets used exclusively or primarily in the medical businesses. The Company also contributed all of the capital stock of Metra and TEBCO to MetraHealth.

    In connection with the formation of the joint venture, the transfer of the fee based medical business (Administrative Services Only) and other noninsurance business to MetraHealth was completed on January 3, 1995. As the medical insurance business of the Company comes due for renewal, the risks will be transferred to MetraHealth. In the interim, the related operating results for this medical insurance business will be reported by the Company.

    The accompanying combined financial statements of Medical portray the assets and liabilities at December 31, 1994 and the revenues and expenses for the years ended December 31, 1994 and 1993, irrespective of whether the assets or liabilities giving rise to such revenues and expenses were transferred to MetraHealth.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

    Basis of Presentation, continued

    Operations

    MCEBO provides a variety of life and health products, such as group life and accident and health insurance, managed health care, and administrative services associated with employee benefit plans. Medical represents a substantial portion of the Health business (Health) of MCEBO. MCEBO's products are sold through group contracts to employers, employee associations and trusts and other organizations ranging in size from small local employers to very large multinational corporations. Insurance contracts can be either prospectively rated or retrospectively experience rated. Additionally, the customer is offered fully funded or alternatively funded payment options. In many cases, such life and health coverages are provided for in one contractual relationship with the customer, and the experience across all defined products and services impacts the setting of the rates and the determination of the total amount of premiums to be charged or refunded. Since MCEBO's total contractual agreement with a customer determines the total ultimate revenue, results of operations on a product basis are impacted by the methodology utilized to allocate the aggregate retrospective rate credit reserve (retro reserve) to individual products. Allocations to individual products are determined as a function of the ratio of estimated current year margin contribution by product to the total estimated margin prior to the determination of the actual aggregate retro reserve. This allocation methodology does not specifically measure the margins that would be attributable to the individual products if they had been written on a stand alone basis. Medical's businesses share with other of the Company's businesses certain functions and facilities and jointly market certain products and services. Accordingly, the combined financial statements include allocations for the cost of shared services and facilities as described below.

    Allocation Methodologies

    Generally, MCEBO maintains product level financial information for its Life and Health products and its noninsurance subsidiaries. In preparing Medical's combined financial statements, management performed a detailed review of all Health financial information and developed methodologies, through specific identification and allocations, as well as actuarial models, to determine financial information for Medical and each of the Non-medical products. The Non-medical portion of Health is comprised of dental, weekly indemnity, accidental death and dismemberment, long-term care, long-term disability (LTD) and vision.

    Premiums and paid insurance benefits were specifically identified for Medical and Non-medical. Future insurance benefit reserves were established by developing aggregate Health reserves and then excluding the Non-medical portion. Retro reserves were determined by individual product as a function of the ratio of estimated current year margin contribution by product to the total estimated margin prior to the determination of the actual aggregate retro reserve. If specific product level historical data was available with respect to the portion of the reserve pertaining to prior years experience, it is possible this allocation may have been different. However, management believes any difference would likely be immaterial. Claim settlement expenses and general and administrative expenses, as well as related liabilities, were allocated to Medical based on a review of product specific headcount, direct departmental expense and overall expense levels as they relate to the actuarial

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

    Basis of Presentation, continued

    assumptions made in pricing the products. Commission expenses and related liabilities were allocated based on premiums. Premium balances receivable, net of allowances for uncollectible amounts, and reinsurance recoverables were determined based on policy and product specific detail.

    Invested assets related to certain Non-medical products, primarily LTD coverages, are specifically identifiable. Invested assets related to other Non-medical and Medical products were allocated based on the proportion of the future insurance benefit reserves (claim, unearned premium and retro reserves) less the applicable premium balances receivable for those products, to the total for Health, excluding those invested assets specifically identifiable to Medical and Non-medical businesses. Cash and short-term securities were allocated based on the proportion of the invested assets of Medical to total invested assets of Health. Cash flows from investing activities in the Combined Statement of Cash Flows were derived using the same methodology as described above. Investment income accrued was allocated based on the proportion of the fixed maturities of Medical to the total fixed maturities of Health, except for that specifically identified for LTD. Net investment income and realized and unrealized investment gains and losses, excluding LTD, were allocated based on the proportion of average invested assets of Medical using the beginning and end of year balances (allocated as described above) to total average invested assets of Health.

    Fees on Modified Minimum Premium (MMP) contracts were allocated to Medical and Non-medical based on policy and product specific detail. Fees on Administrative Services Only (ASO) contracts were allocated to Medical and Non-medical based on the results of a study that included policy specific analyses and estimates based on historical experience. A sample of policies was reviewed to determine product related revenue characteristics. Those revenue characteristics were related to actual claims paid by product to derive Medical and Non-medical allocations of ASO fees. Fees receivable were allocated in proportion to fee revenues.

    Health and the other operations of the Company share various common corporate systems and support functions, with the related costs and associated liabilities being charged to the respective units on specific allocation methods. These functions include human resources, investments, payroll, treasury, accounts payable and other processing and administrative services. Beginning in 1994, concurrent with the Acquisition and the Merger, certain administrative functions became direct responsibilities of the operating units and the Company changed or ceased the allocation of the costs of certain other administrative functions. The application in 1994 of the allocation methods used in 1993 would have increased Medical's 1994 expenses by approximately $12 million on a pre-tax basis. The total amounts allocated to Medical were approximately $24 million and $40 million during 1994 and 1993, respectively, which are included in general and administrative expenses. These allocations would not necessarily represent the amounts that would have been incurred on a separate company basis.

    Other assets and other liabilities related to employee benefits were allocated to Medical and Non-medical based on the proportion of salary expense allocated to these products to total salary expense for Health.

    An income tax provision has been allocated as if Medical filed on a separate return basis (see note 8).

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

    Investments

    Fixed maturities include bonds and redeemable preferred stocks. Fixed maturities are valued based upon quoted market prices, or if quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. Securities are classified as "available for sale" and are reported at fair value (see note 2). As of December 31, 1993, in conjunction with the Merger, all fixed maturities were classified as "available for sale" and recorded at the lower of aggregate cost or market value. Prior to the Merger, the majority of the fixed maturities were carried at amortized cost, since Medical had the ability and intent to hold these securities (excluding trading portfolio securities) on a long-term basis. Trading portfolio securities, consisting of fixed maturities that were likely to be sold prior to maturity, were carried at current market value. Transfers of securities from the amortized cost portfolio to the trading portfolio resulted in adjustments to unrealized investment gains or losses.

    Equity securities, which include common and nonredeemable preferred stocks, are available for sale and carried at fair value based primarily on quoted market prices.

    Mortgage loans are carried at amortized cost.

    Cash and short-term securities are carried at cost.

    Gains or losses arising from future contracts used to hedge investments are treated as basis adjustments and are recognized in income over the life of the hedged investment.

    Gains or losses arising from forward contracts used to hedge foreign investments in Medical's U.S. portfolios are a component of realized investment gains and losses.

    Accrual of income is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future interest payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

    Investment Gains and Losses

    Realized investment gains and losses are included as a component of pretax revenues based upon specific identification of the investments sold on the trade date and, prior to the Merger, included adjustments to investment valuation reserves. These adjustments reflected changes considered to be other than temporary in the net realizable value of investments. Also included are gains and losses arising from the translation of the local currency value of foreign investments to U.S. dollars, the functional currency of Medical.

    Due From Other MCEBO Division

    Due from other MCEBO division represents the assets, including accrued interest earned thereon, which support customers' premium deposit fund balances which are included in the liability for future policy benefits.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

    Cash and Cash Equivalents

    Cash and cash equivalents are highly liquid investments with an original maturity of three months or less when purchased which are invested in a money market liquidity pool.

    Premiums

    Premiums are recognized as revenues when due. Unearned premium reserves are established for the portion of premiums that will be earned in future periods. The reserve for estimated uncollectible amounts at December 31, 1994 was $19 million.

    Fees

    Fees are recognized as revenues when due and represent fees on ASO and MMP contracts, and fees charged by noninsurance subsidiaries.

    Other Revenues

    Other revenues include gains and losses on dispositions of assets other than realized investment gains and losses, and revenues, other than fees, of noninsurance subsidiaries.

    Future Policy Benefits

    Policy and contract benefits, principally related to accident and health insurance policies, are based on reported losses and estimates of incurred but not reported losses, both of which are regularly adjusted based on historical experience and the latest available information. These adjustments are recorded currently.

    Retro reserves for eligible contracts are determined based on premiums received in excess of claims and expenses incurred. Refunds for closed policy years are based on actual reported claims and expenses while a refund liability for open years is based on estimates of claims and expenses incurred.

    Federal Income Taxes

    The provision for federal income taxes is comprised of two components, current income taxes and deferred income taxes. The provision for deferred federal income taxes arises from changes in Medical's deferred federal income tax asset during the year. The deferred federal income tax asset is recognized to the extent that future realization of the tax benefit is more likely than not, with a valuation allowance for the portion that is not likely to be recognized.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

    Accounting Standards Not Yet Adopted

    Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," describe how impaired loans should be measured when determining the amount of a loan loss accrual. These statements also amend existing guidance on the measurement of restructured loans in a troubled debt restructuring involving a modification of terms. The adoption of these statements, effective January 1, 1995, will not have a material effect on the combined statement of assets and liabilities or the combined statement of operations.

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). This statement addresses alternative accounting treatments for stock-based compensation, such as stock options and restricted stock. FAS 123 permits either expensing the value of stock-based compensation over the period earned or disclosing in the financial statement footnotes the pro forma impact to net income as if the value of stock-based compensation awards had been expensed. The value of awards would be measured at the grant date based upon estimated fair value, using option pricing models. The requirements of this statement will be effective for 1996 financial statements, although earlier adoption is permissible if any entity elects to expense the cost of stock-based compensation. Medical along with affiliated companies participates in stock option and incentive plans sponsored by the parent. Medical is currently evaluating the disclosure requirements and expense recognition alternatives addressed by this statement.

2.  CHANGES IN ACCOUNTING PRINCIPLES

    Accounting for Certain Debt and Equity Securities

    Effective January 1, 1994, Medical adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (FAS 115), which addresses accounting and reporting of investments in equity securities that have a readily determinable fair value and for all debt securities. Investment securities have been classified as "available for sale" and are reported at fair value. See note 10 for additional disclosure.

    Accounting and Reporting for Reinsurance Contracts

    In the first quarter of 1993, Medical implemented Statement of Financial Accounting Standards No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts" (FAS 113). FAS 113 requires the reporting of reinsurance receivables and prepaid reinsurance premiums as assets and precludes the immediate recognition of gains for all reinsurance contracts unless the liability to the policyholder has been extinguished. Implementation of FAS 113 did not have an impact on Medical's earnings, however, assets and liabilities increased by like amounts. See note 3 for additional reinsurance disclosures.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

3.  REINSURANCE

    Medical participates in reinsurance at the direction of its customers to effect business sharing arrangements with other insurance companies. Medical remains primarily liable as the direct insurer on all risks reinsured.

    Additionally, The Travelers Health Network, Inc. (THN) participates in a reinsurance agreement which provides excess loss coverage for its HMOs. Under the terms of the reinsurance agreement, THN is reimbursed 90% and 80% of covered expenses for per diem and non-per diem hospitals, respectively, with a limit of $1,750 per day for in-service area confinements, once a $250,000 deductible per plan member is satisfied. For out-of-area emergency confinements, THN is reimbursed 80% of covered hospital expenses with a limit of $2,500 per day, once a $10,000 deductible per plan member is satisfied. This agreement limits the liabilities of the reinsurer to $1,000,000 per plan member per contract year with a $2,000,000 lifetime maximum benefit per plan member.

    Reinsurance recoverables were $9 million at December 31, 1994, and are included in other assets.

4. DISCLOSURE ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

    Medical has, as part of its investing activity, provided fixed rate loan commitments and commitments to partnerships. Also, Medical uses forward contracts as a means of prudently hedging exposure to foreign currency rate risk on existing assets. Medical does not hold or issue derivative instruments for trading purposes.

    These derivative financial instruments have off-balance-sheet risk. Financial instruments with off-balance-sheet risk involve, to varying degrees, elements of credit and market risk in excess of the amount recognized in the combined statement of assets and liabilities. The contract or notional amounts of these instruments reflect the extent of involvement Medical has in a particular class of financial instrument. However, the maximum credit loss or cash flow associated with these instruments can be less than these amounts. For unfunded commitments, credit exposure is the contractual amount of the unfunded commitments.

    Medical monitors creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance-sheet financial instruments. The controls include credit approvals, limits and other monitoring procedures. Many transactions include the use of collateral to minimize credit risk and lower the effective cost to the borrower.

    Medical has outstanding at any given time commitments to fund partnerships. Generally these are forward commitments for investment purposes.

    The off-balance-sheet risks of forward contracts and commitments were not significant at December 31, 1994.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

4. DISCLOSURE ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS, continued

    Fair Value of Certain Financial Instruments

    Medical uses various financial instruments in the normal course of its business. Fair values of financial instruments which are considered insurance contracts are not required to be disclosed and are not included in the amounts discussed.

    At December 31, 1994, investments in fixed maturities have a fair value of $531 million. See note 10.

    At December 31, 1994, mortgage loans have a carrying value of $4 million, which approximates fair value. In estimating fair value, Medical used a discounted cash flow approach using interest rates reflecting the higher returns required in the current real estate financing market.

    The carrying value of $28 million of financial instruments classified as other assets approximates their fair value at December 31, 1994. The carrying value of $150 million of financial instruments classified as other liabilities also approximates their fair value at December 31, 1994. Fair value is determined using various methods including discounted cash flows and carrying value, as appropriate for the various financial instruments.

    The carrying values of cash and short-term securities, due from other MCEBO division and investment income accrued approximate their fair values.

5.  COMMITMENTS AND CONTINGENCIES

    Financial Instruments with Off-Balance-Sheet Risk

    See Note 4 for a discussion of financial instruments with off-balance-sheet risk.

    Contingencies

    The increase in the number of insurance companies under regulatory supervision is expected to result in an increase in assessments by state guaranty funds to cover losses to policyholders of insolvent or rehabilitated companies. Mandatory assessments may be partially recovered through a reduction in future premium taxes in some states. Medical recognizes such costs upon assessment.

    Litigation

    Listed below are certain matters pertaining to the operations of Medical.

    In December 1993, TIC and National Medical Enterprises, Inc. (NME) executed an agreement in principal to settle lawsuits brought by both parties arising out of alleged fraudulent practices by NME during the years 1988 through 1992. TIC received the settlement, including interest, in 1994. Most of the proceeds were distributed back to TIC's customers.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS


5. COMMITMENTS AND CONTINGENCIES, continued

   Litigation, continued

   In April 1989 a lawsuit was filed on behalf of the Federal government alleging TIC improperly handled health benefit claims for individuals who are actively employed and eligible for Medicare Coverage. In 1993 Medical recorded a provision of $10 million for this litigation. In September 1995, TIC reached a settlement with respect to this action. The agreement resolves all claims against Travelers Group Inc. and certain of its subsidiaries. TIC anticipates that the action will be dismissed in accordance with the settlement agreement before year end 1995. This settlement did not have a material effect on Medical's financial condition.

   The Company is a defendant or codefendant in various litigation matters. Although there can be no assurances, as of December 31, 1994, the Company believes, based on information currently available, that the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on Medical's results of operations, financial condition or liquidity.

6. BENEFIT PLANS

   Pension Plans

   Medical participates in a retirement plan sponsored by the Company. The plan is a noncontributory defined benefit pension plan covering the majority of Medical's U.S. employees. Benefits for the plan are based on an account balance formula. Under this formula, each employee's accrued benefit can be expressed as an account that is credited with amounts based upon the employee's pay, length of service and a specified interest rate, all subject to a minimum benefit level. This plan is funded in accordance with the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. Medical's share of net pension expense was $3 million for both 1994 and 1993 and was allocated as described in note 1.

   Other Benefit Plans

   In addition to pension benefits, Medical provides certain health care and life insurance benefits for retired employees through a plan sponsored by the Company. Covered employees may become eligible for these benefits if they reach retirement age while working for Medical. These retirees may elect certain prepaid health care benefit plans. Life insurance benefits generally are set at a fixed amount. The cost recognized by Medical of approximately $10 million and $11 million for these benefits in 1994 and 1993, respectively, represents its allocated share of the total costs of the plan, net of employee contributions and was allocated as described in note 1. Included within other liabilities is $152 million pertaining to the liability for postretirement benefits at December 31, 1994, which was allocated to Medical based upon census data.

   The Merger resulted in a change in control of The Travelers Corporation as defined in the applicable plans, and provisions of some employee benefit plans secured existing compensation and benefit entitlements earned prior to the change in control, and provided a salary and benefit continuation floor for employees whose employment was affected. The costs related to these changes have been assumed by the Company.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS


6. BENEFIT PLANS, continued

   Savings, Investment and Stock Ownership Plans

   Under the savings, investment and stock ownership plan available to substantially all employees of the Company, Medical matches a portion of employee contributions. Effective April 1, 1993, the match decreased from 100% to 50% of an employee's first 5% contribution and a variable match based on the Company's profitability was added. Medical's matching obligation was approximately $5 million and $7 million in 1994 and 1993, respectively, and was allocated as described in note 1.

   The Travelers Plan Administrators, Inc. and U.S. Behavioral Health each sponsor a defined contribution 401(k) plan which covers substantially all their employees. The Travelers Telebrokerage, Inc. sponsors a profit-sharing plan for qualified employees.

7. RELATED PARTY TRANSACTIONS

   The principal banking functions for certain subsidiaries and affiliates of the Company, and salaries and expenses for the Company and its insurance subsidiaries, are handled by TIC. Settlements for these banking and expense processing functions between TIC and its affiliates are made regularly. TIC provides various insurance coverages, principally life and health, to certain subsidiaries of the Company. The premiums for these coverages were charged in accordance with normal cost allocation procedures. In addition, investment advisory and management services, data processing services and claims processing services are provided by affiliated companies.

   The Company maintains short-term investment pools in which Medical participates. The positions of each company participating in the pools are calculated and adjusted daily. At December 31, 1994, the pool totaled approximately $1.5 billion. Medical had a $54 million overdraft from the pool at December 31, 1994. These amounts are included in short-term securities in the combined statement of assets and liabilities.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS


8. FEDERAL INCOME TAXES


(in millions)                                                1994  |  1993
----------------------------------------------------------  ------ | ------
                                                                   |
                                                                   |
       Effective tax rate                                          |
----------------------------------------------------------         |
                                                                   |
       Income before federal income taxes                   $ 141  | $ 131
----------------------------------------------------------  -----  | -----
       Statutory tax rate                                      35% |    35%
----------------------------------------------------------  -----  | -----
                                                                   |
       Expected federal income taxes                        $  49  | $  46
       Tax effect of:                                              |
          Nontaxable investment income                          -  |    (1)
          Adjustment to deferred tax asset for                     |
             enacted change in tax rates from 34% to 35%        -  |    (5)
          Other                                                 1  |    (3)
----------------------------------------------------------  -----  | -----
       Federal income taxes                                 $  50  | $  37
----------------------------------------------------------  -----  | -----
                                                                   |
       Effective tax rate                                      35% |    28%
----------------------------------------------------------  -----  | -----
                                                                   |
       Composition of federal income taxes                         |
----------------------------------------------------------         |
                                                                   |
       Current:                                                    |
          United States                                     $  57  | $  39
                                                                   |
       Deferred:                                                   |
          United States                                        (7) |    (2)
----------------------------------------------------------  -----  | -----
       Federal income taxes                                 $  50  | $  37
----------------------------------------------------------  -----  | -----

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

8. FEDERAL INCOME TAXES, continued

   The net deferred tax asset at December 31, 1994 was comprised of the tax effects of the temporary differences related to the following assets and liabilities:


(in millions)                                            1994
------------------------------------------------------  ------
   Deferred tax assets:
     Future policy benefits                             $  96
     Other employee benefits                               16
     Reserve for postretirement benefits                   53
     Investments                                            7
     Other                                                 12
------------------------------------------------------  -----
      Total                                               184
------------------------------------------------------  -----
   Deferred tax liabilities:
     Prepaid pension expense                                9
------------------------------------------------------  -----
   Net deferred tax asset before valuation allowance      175
   Valuation allowance for deferred tax assets             (3)
------------------------------------------------------  -----
   Net deferred tax asset after valuation allowance     $ 172
------------------------------------------------------  -----

   Medical is included in three tax return groups in 1994. Starting in 1994 and continuing for at least five years, TIC and its life insurance subsidiaries file a consolidated federal income tax return. Also starting in 1994, the Company's property casualty companies are included in a consolidated federal income tax return with Travelers Group Inc. and its nonlife insurance subsidiaries. TEBCO files a separate consolidated federal income tax return with its subsidiaries starting in 1994.

   Federal income taxes for each of the returns are allocated to individual members of each consolidated return on a separate return basis adjusted for credits and other amounts required by the consolidation process. Any resulting liability is paid currently to the common parent of each return. Medical has no receivable for unreimbursed credits from its previous allocation agreement with the Company.

   A net deferred tax asset valuation allowance of $3 million has been established to reduce the net deferred tax asset on investment losses to the amount that, based upon available evidence, is more likely than not to be realized. Reversal of the valuation allowance is contingent upon the recognition of future taxable income in TIC's consolidated life insurance company federal income tax return through 1998, and the consolidated federal income tax return of Travelers Group Inc. commencing in 1999 or a change in circumstances which causes the recognition of the benefits to become more likely than not. There was no net change in the valuation allowance during 1994.

   In management's judgment, the $172 million net deferred tax asset after valuation allowance as of December 31, 1994 is fully recoverable against expected future years' taxable ordinary income and capital gains. At December 31, 1994, Medical has no ordinary or capital loss carryforwards.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

9. NET INVESTMENT INCOME




   (For the year ended December 31, in millions)                  1994  |   1993
--------------------------------------------------------------   -----  | -----
                                                                        |
                                                                        |
   Gross investment income                                              |
--------------------------------------------------------------          |
   Fixed maturities                                              $  41  | $  56
   Mortgage loans                                                    6  |    12
   Other                                                             2  |     4
--------------------------------------------------------------   -----  | -----
                                                                    49  |    72
                                                                 -----  | -----
                                                                        |
   Investment expenses                                               1  |     1
--------------------------------------------------------------   -----  | -----
   Net investment income                                         $  48  | $  71
--------------------------------------------------------------   -----  | -----

10. INVESTMENTS AND INVESTMENT GAINS (LOSSES)

   Realized investment gains (losses) for the periods were as follows:

   (For the year ended December 31, in millions)                              1994  |   1993
-------------------------------------------------------------------------    -----  |  -----
                                                                                    |
   Realized                                                                         |
-------------------------------------------------------------------------           |
                                                                                    |
   Fixed maturities                                                          $  (1) |  $  12
   Mortgage loans                                                                -  |      6
-------------------------------------------------------------------------    -----  |  -----
   Realized investment gains (losses)                                        $  (1) |  $  18
-------------------------------------------------------------------------    -----  |  -----

   Changes in net unrealized investment gains (losses) were as follows:

   (For the year ended December 31, in millions)                              1994
-------------------------------------------------------------------------    -----

   Unrealized
-------------------------------------------------------------------------

   Fixed maturities                                                          $ (23)
   Related taxes                                                                (8)
-------------------------------------------------------------------------    -----
   Net unrealized investment losses                                          $ (15)
-------------------------------------------------------------------------    -----

   Fixed Maturities

   Proceeds from sales of fixed maturities classified as available for sale were $21 million in 1994 (excluding intercompany transactions), resulting in negligible gross realized gains and gross realized losses. There were no sales of fixed maturities classified as available for sale in 1993 as, in conjunction with the Merger, fixed maturities were first classified as "available for sale" effective December 31, 1993.

   Prior to December 31, 1993, fixed maturities that were intended to be held to maturity were recorded at amortized cost and classified as held for investment. Sales from the amortized cost portfolios have been made periodically. Such sales were $9 million in 1993. Gross gains of $1 million and negligible gross losses in 1993 were realized on those sales.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

10. INVESTMENTS AND INVESTMENT GAINS (LOSSES), continued

    Fixed Maturities, continued

    Prior to December 31, 1993, the carrying values of the trading portfolio fixed maturities were adjusted to market value as it was likely they would be sold prior to maturity. Sales of trading portfolio fixed maturities were $217 million in 1993 (excluding intercompany transactions). Gross gains of $11 million and negligible gross losses in 1993 were realized on those sales.


Fixed maturities by investment type
--------------------------------------------------------------------------------
(in millions)                                       Gross       Gross
                                       Amortized  unrealized  unrealized  Market
At December 31, 1994                     cost       gains       losses    value
-------------------------------------  ---------  ----------  ----------  ------
       Available for sale:
         Mortgage-backed securities -
            CMOs and pass through
            securities                      $ 94  $        -         $ 6    $ 88
         U.S. Treasury securities
            and obligations of U.S.
            Government and
            government agencies
            and authorities                  191           -           7     184
         Obligations of states,
            municipalities and
            political subdivisions            14           -           1      13
         Debt securities issued by
            foreign governments               14           -           -      14
         All other corporate bonds           241           -           9     232
-------------------------------------       ----  ----------         ---    ----
            Total                           $554  $        -         $23    $531
-------------------------------------       ----  ----------         ---    ----

   The amortized cost and market value of fixed maturities at December 31, 1994, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


Maturity                                 Amortized  Market
(in millions)                              cost     value
---------------------------------------  ---------  ------
   Due in one year or less                    $263    $259
   Due after 1 year through 5 years            129     122
   Due after 5 years through 10 years           55      50
   Due after 10 years                           13      12
---------------------------------------       ----    ----
                                               460     443
   Mortgage-backed securities                   94      88
---------------------------------------       ----    ----
                                              $554    $531
                                              ----    ----

    Proceeds from sales of equity securities were $1 million in 1994, resulting in negligible gross realized gains and gross realized losses.

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

10.  INVESTMENTS AND INVESTMENT GAINS (LOSSES), continued

    Mortgage loans
    --------------

   At December 31, 1994, mortgage loan investments totaled $4 million.

    Aggregate annual maturities on mortgage loans at December 31, 1994, are as follows:


(in millions)
-------------
   1999                    $3
   Thereafter               1
---------------            --
                           $4
                           --

   Concentrations

   At December 31, 1994, Medical had a significant concentration of credit risk in Exxon Asset Management Company short-term bonds of $130 million.

   Medical participates in two short-term investment pools maintained by the Company. These pools are discussed in note 7.

   Included in fixed maturities are below investment grade assets totaling $14 million at December 31, 1994. Medical defines its below investment grade assets as those securities rated "Ba1" or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds, highly leveraged transactions and certain other privately issued bonds that are classified as below investment grade loans.

   Medical also has significant concentrations of credit risk in the following industries:

(in millions)                                          1994
-----------------------------------------------------  -----

   Oil and gas                                         $ 184
   Food processing                                        58
   Telecommunications                                     57
   Credit card receivables                                53
   Electric utilities                                     50
-----------------------------------------------------  -----

   Below investment grade assets included in the totals above are as follows:


   (in millions)                                          1994
-------------------------------------------------------  -----

   Food processing                                       $   5
   Electric utilities                                        4
-------------------------------------------------------  -----

               THE MANAGED CARE AND EMPLOYEE BENEFITS OPERATIONS
             MEDICAL DIVISION OF THE TRAVELERS INSURANCE GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

10. INVESTMENTS AND INVESTMENT GAINS (LOSSES), continued

    At December 31, 1994, Medical had no significant concentrations of mortgage loans.

    Medical monitors creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. Medical's underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

    Investment Valuation Reserves

    There were no investment valuation reserves at December 31, 1994.


11. SUBSEQUENT EVENT

    On October 2, 1995, the Company completed the sale of its ownership in MetraHealth to United HealthCare Corporation. Gross proceeds to the Company were $831 million in cash, and could increase by as much as $169 million if a contingency payment based on 1995 results is made. The gain to the Company, not including the contingency payment, will be approximately $100 million after-tax and will be recognized in the fourth quarter of 1995.

                      METROPOLITAN LIFE INSURANCE COMPANY
                         HEALTH CARE BENEFIT BUSINESS
                         Combined Financial Statements
                For the Years Ended December 31, 1994 and 1993

INDEPENDENT AUDITORS' REPORT

Metropolitan Life Insurance Company:

We have audited the accompanying combined balance sheet of Metropolitan Life Insurance Company Health Care Benefit Business (MetLife Health Care Business) as of December 31, 1994 and the related combined statements of income, changes in equity and cash flows for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of Metropolitan Life Insurance Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Descriptions of the MetLife Health Care Business and the basis of presentation of these financial statements appear in Note 1.

In our opinion, the combined balance sheet referred to above presents fairly, in all material respects, the combined financial position of MetLife Health Care Business at December 31, 1994, and its combined results of operations, changes in equity and cash flows for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

New York, New York
March 17, 1995, except for note 10 as to which the date is October 2, 1995

METROPOLITAN LIFE INSURANCE COMPANY
HEALTH CARE BENEFIT BUSINESS
COMBINED BALANCE SHEET
DECEMBER 31, 1994 (In Millions)
--------------------------------------------------------------------------------

                                                Notes         1994
                                                -----         ----
ASSETS
Bonds                                             2         $   75
Cash and cash equivalents                         8            133
Short-term investments                            5            151
Receivable from MetLife                          1,8           405
Premiums receivable                                            166
Regulatory deposits and restricted assets         5             13
Income tax receivable from MetLife               6,8             4
Deferred income tax asset - net                   6             20
Other assets                                                    25
Separate account assets                           8            181
                                                            ------

Total Assets                                                $1,173
                                                            ======

LIABILITIES AND EQUITY
Liabilities
Reserves for medical insurance benefits                     $  210
Amounts held for deferred benefits                8            254
Policy and contract claims payable                             137
Experience rating credits payable                              149
Other liabilities                                               30
Separate account liabilities                      8            181
                                                            ------
Total Liabilities                                              961
                                                            ------

Equity                                                         212
                                                            ------

Total Liabilities and Equity                                $1,173
                                                            ======

See accompanying notes to combined financial statements.

--------------------------------------------------------------------------------

METROPOLITAN LIFE INSURANCE COMPANY
HEALTH CARE BENEFIT BUSINESS
COMBINED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993 (In Millions)
--------------------------------------------------------------------------------

                                        Notes         1994          1993
                                        -----         ----          ----
REVENUES
Premiums                                  8         $1,999        $2,031
Administrative service fees                            507           518
Investment income                        3,8            38            31
Other                                                   17            22
                                                    ------        ------
Total revenues                                       2,561         2,602
                                                    ------        ------

EXPENSES
Insurance benefits and claims             8          1,139         1,184
Medical service costs                     4            344           348
Experience rating credits                 8            161           137
Operating costs and expenses              8            819           847
                                                    ------        ------
Total expenses                                       2,463         2,516
                                                    ------        ------

Income before income tax expense                        98            86
Income tax expense                        6             33            28
                                                    ------        ------

Net Income                                          $   65        $   58
                                                    ======        ======

See accompanying notes to combined financial statements.

--------------------------------------------------------------------------------

METROPOLITAN LIFE INSURANCE COMPANY
HEALTH CARE BENEFIT BUSINESS
COMBINED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993 (In Millions)
--------------------------------------------------------------------------------

                                          Note         1994          1993
                                          ----         ----          ----
Balances at January 1                                 $ 197         $ 164
  Net Income                                             65            58
  Transfer to receivable from MetLife      1            (50)          (25)
                                                      -----         -----

Balance at December 31                                $ 212         $ 197
                                                      =====         =====

See accompanying notes to combined financial statements.

--------------------------------------------------------------------------------

METROPOLITAN LIFE INSURANCE COMPANY
HEALTH CARE BENEFIT BUSINESS
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993 (In Millions)
--------------------------------------------------------------------------------

                                                        1994         1993
                                                        ----         ----
Cash Flows from Operating Activities:
-------------------------------------
Net income                                             $  65        $  58

Adjustments to reconcile net income to net cash
 provided by operating activities:
  Decrease in deferred taxes                               2            7
  Operating costs and expenses                             1            3

  Changes in operating assets and liabilties:
   Receivable from MetLife                                (3)         (72)
   Premiums and other receivables                         37           21
   Other assets                                            -           14
   Reserves for medical insurance benefits               (37)         (23)
   Amounts held for deferred benefits                     49           46
   Policy and contract claims payable                      4           (9)
   Income tax receiveable from MetLife                    (5)           1
   Other liabilities                                     (11)          15
                                                       -----        -----

Net cash provided by operating activities                102           61
                                                       -----        -----

Cash flows from investing activities
------------------------------------
Net (increase) decrease in short-term investments        (28)          14
Net increase in regulatory deposits                       (3)         (12)
Proceeds from sales/maturity of bonds                     41           16
Purchases of bonds                                       (73)           -
Other increases                                           (1)           -
                                                       -----        -----

Net cash provided by (used in) investing activities      (64)          18
                                                       -----        -----

Cash flows from financing activities
------------------------------------
Dividends paid                                           (50)         (25)
                                                       -----        -----

Net (decrease) increase in cash and equivalents          (12)          54

Cash and cash equivalents at beginning of year           145           91
                                                       -----        -----

Cash and cash equivalents at end of year               $ 133        $ 145
                                                       =====        =====

See accompanying notes to combined financial statements.

--------------------------------------------------------------------------------

METROPOLITAN LIFE INSURANCE COMPANY
HEALTH CARE BENEFIT BUSINESS
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
----------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Business

    As of September 1, 1994, Metropolitan Life Insurance Company ("MetLife") and The Travelers Insurance Company ("Travelers") entered into an agreement (the "Master Agreement") to contribute their respective health care benefits businesses to a corporate joint venture, The MetraHealth Companies, Inc. ("MetraHealth"). Effective January 1, 1995, MetLife contributed operating assets and personnel relating to its group health care benefits business. The Master Agreement provides that MetLife will use its best efforts to persuade holders to the insurance policies and administrative services only ("ASO") contracts that are part of its health care benefits business to purchase policies and contracts from MetraHealth at the policy or contract renewal date. MetLife also entered into administrative agreements and indemnity reinsurance agreements with the insurance subsidiaries of MetraHealth.

    The MetLife Health Care Benefit Business is comprised of group managed care, medical indemnity and related business of MetLife, other than that related to the employees of MetLife, and certain MetLife non-insurance affiliates. Those non-insurance affiliates are MetLife HealthCare Management Corporation ("MHMC"), MHMC's fifteen subsidiary health maintenance organizations ("HMO's") operating in sixteen states, Corporate Health Strategies, Inc. ("CHS") and MetLife Group Administrator, Inc. ("MLGA") (collectively, the Non-Insurance Affiliates"). MetLife Health Care Business products sold in the United States and covered by the Master Agreement include indemnity medical insurance, HMO, point-of-service ("POS"), preferred provider organization ("PPO") products, and administrative services only ("ASO") products which allow covered individuals to utilize provider networks contracted by MetLife and certain of the HMOs.

    Basis of Presentation

    The accompanying financial statements combine the group managed care, medical indemnity and related businesses conducted by MetLife ("MLIC Business") and the Non-Insurance Affiliates. Significant inter-company transactions and balances have been eliminated. Certain operating assets owned by MetLife and used by MetraHealth, such as facilities and equipment, are not reflected in these combined financial statements. These financial statements reflect insurance contracts, including medical indemnity and managed care contracts, for MetLife employees. According to the terms of the Master Agreement, the medical indemnity portion of these contracts is not being transferred to MetraHealth. Although MetLife will retain the insurance risk relative to the medical indemnity portion of these contracts in the future, MetraHealth will service such contracts under the terms of an administrative service agreement with MetLife. Amounts included in the combined statements of income related to the managed care and medical indemnity contracts for MetLife employees are disclosed in Note 8.

    MetLife is a mutual life insurance company and prepares its financial statements in conformity with accounting practices prescribed or permitted by insurance regulatory authorities. The financial information of the MLIC Business included in these combined financial statements has been adjusted to present the financial information in conformity with generally accepted accounting principles for stock companies. The financial information relating to the Non-Insurance Affiliates has been prepared in accordance with generally accepted accounting principles for such entities.

    Major Customers

    The MetLife Health Care Benefit Business has a major contract with the State of New York. Amounts included in the combined statements of earnings related to this contract are $789 million in premiums, $636 million in insurance benefits and claims, and $65 million in experience rating credits in 1994 and $773 million in premiums, $631 million in insurance benefits and claims, and $59 million in experience rating credits in 1993.

    As stated above, the MetLife Health Care Benefit Business includes insurance contracts for MetLife employees. Select financial information related to the contracts is included in Note 8 (Related Party Transactions).

    Investments

    Statement of Financial Accounting Standards No. 115 Accounting for Certain Investments in Debt and Equity Securities (SFAS No. 115) establishes standards of financial reporting for all investments in bonds. Under SFAS No. 115, held-to-maturity bonds are reported at amortized cost, trading securities are stated at fair value with holdings gains and losses included in earnings from operations, and available for sale bonds are reported at fair values with unrealized gains and losses (net of income tax effects) included as a separate component of net equity and excluded from earnings from operations.

    Adoption of SFAS No. 115 was required for fiscal years beginning after December 15, 1993 for stock life insurance companies. The accompanying financial statements do not reflect the effect of SFAS No. 115. However, management does not believe that the adoption of SFAS No. 115 in 1994 would have a material impact on the financial statements.

    Bonds and short-term investments are stated at amortized cost. Cash and short-term investments at December 31, 1994 include approximately $36 million invested in the Metropolitan Money Market Pool, which is a partnership of MetLife affiliates. These funds are carried at cost which approximates market value. Investment income is recognized as earned.


    Other Assets

    Equipment, which is utilized by Non-Insurance Affiliates, and included in other assets, consists of furniture and fixtures, computer equipment, and leasehold improvements with a cost of $15 million at December 31, 1994 reduced by accumulated depreciation of $12 million. Equipment is depreciated on the straight-line method over its estimated useful life ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or their estimated useful lives. Costs relating to the use by the MLIC Business of MetLife equipment and leasehold improvements are allocated to the MLIC Business.

    Other assets also include Non-Insurance Affiliate identifiable intangible assets with a cost aggregating $17 million at December 31, 1994 reduced by accumulated amortization of $15 million at December 31, 1994. Such intangible assets are generally amortized on a straight-line basis over an estimated life of seven years or less.

    Recognition of Revenues and Insurance Benefits and Claims Expenses

    Premiums from medical indemnity and managed care business (other than the HMO business) and ASO fees are recognized as earned. HMO premium revenue is recognized as earned in the month the enrollees are eligible for membership. Cash received from advance billings prior to the month earned is recorded as unearned premium revenue. In addition, a reserve has been established to recognize the future consequences of returned premiums for terminations not yet reported. Insurance benefits and claims are charged to operations as incurred. The reserve for estimated uncollectible amounts at December 31, 1994 was $17 million.

    ASO fees are allocated to the MLIC Business based on the proportionate share of claims paid under ASO contracts weighted to reflect the pricing of such services.

    Recognition of Medical Service Costs

    Medical service costs represent fees paid to physicians and physician groups and charges by hospitals and other health care providers for health care services rendered to enrollees. These costs include claims paid, claims in the process of payment and an estimated provision for incurred but unreported claims and provider risk sharing. Incurred but unreported claims consist of estimated costs for medical services provided prior to year-end. The estimates are reviewed periodically and, as adjustments to the liability become necessary, such adjustments are reflected in current operations. Reinsurance premiums are recorded as medical service costs and reinsurance recoveries, if any, are recorded as a reduction of medical service costs.

    Reserves for Medical Insurance Benefits

    Reserves for individual and group medical insurance are computed on the basis of morbidity and expenses, including a margin for adverse deviation. Morbidity assumptions are based on the experience of the MetLife Health Care Business and are periodically reviewed against industry standards and experience and, as adjustments to the liability become necessary, such adjustments are reflected in current operations.

    Experience Rating Credits

    Experience rating credits accrue to contractholders based on contractual agreements and the expectations of group policyholders and management. The timing of experience rating credits are based on the expectations of contractholders. The aggregate amount of experience rating credits is related to actual morbidity and expense experience for the year.

    Amounts Held for Deferred Benefits

    Amounts held for deferred benefits represent contractholder experience rating credits on deposit with the MLIC Business and are available to offset future contractholder premiums.

    Operating Costs and Expenses

    MetLife Health Care Business operating costs and expenses consist of direct costs, allocated MetLife Group Insurance Line of Business (Group) costs, and allocated corporate overhead. Such costs and expenses do not necessarily represent those that would have been incurred by the MetLife Health Care Business had it operated as a stand-alone entity.

    MetLife corporate overhead expenses are allocated to Group using cost center prorates or general prorates calculated using a combination of the following depending on the nature of the expense: a ratio of assets, expenses and weighted average inforce split between insurance and investment income to total income for each MetLife line of business; a weighted average cost center prorate using employee head count; and specific identification, where applicable. Group operating costs and expenses are allocated to the MLIC Business based upon either a direct product determination or on the relative premium and premium equivalent distribution.

    Federal Income Taxes

    MetLife and MetLife's includible affiliates file a consolidated federal income tax return. The consolidated entities have executed a tax allocation agreement. Under this agreement, the federal income tax provision is computed on a separate return basis. The agreement provides that each consolidated entity receives reimbursement to the extent that its losses and other credits result in a reduction of the consolidated tax liability or makes a payment to the extent its income results in an increase to the consolidated tax liability. The MLIC Business has been treated as a separate tax division of a mutual life insurance company for the determination of the tax provision. The equity tax has not been included in the tax provision.

    The future tax consequences of temporary differences between financial reporting and tax basis of assets and liabilities are measured as of the balance sheet date and are recorded as deferred tax assets or liabilities.

    Separate Account Operations

    The assets and liabilities of the Separate Account relate to a postemployment benefit plan insurance contract for MetLife employees. The Separate Account is established in conformity with the state insurance laws and is generally not chargeable with liabilities that arise from any other business of MetLife or its affiliates. Separate Account assets are subject to general account claims of MetLife only to the extent the value of such assets exceed the Separate Account liabilities.

    Investments held in the Separate Account (stated at market value) and liabilities of the Separate Account (including the participant's corresponding equity in the Separate Account) are reported separately as assets and liabilities in the accompanying combined balance sheets. Deposits to the

    Separate Account are reported as increases in Separate Account liabilities and are not reported in revenues.

    Receivable from MetLife

    The MLIC Business generally does not have specifically identifiable cash, investments or other operating assets and liabilities. The receivable from MetLife in the combined balance sheet represent the difference between MLIC Business assets and liabilities. Interest has been computed on the net receivable.

    The transfer to receivable from MetLife in the combined statement of changes in equity represents the net income of the MLIC Business. The effect of this presentation is that the MetLife Health Care Benefit Business' equity at year end is comprised of the combined equity of the Non-Insurance Affiliates.

    Fair Value Information

    The estimated fair value amounts of financial instruments included herein have been determined by management using market information available as of the balance sheet date and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value for financial instruments for which there are no available market value quotations.

    The estimated fair value amounts presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.


2. BONDS

    The carrying value, gross unrealized loss and estimated fair value of bonds, by category, as of December 31, 1994 are shown below. For publicly traded bonds, estimated fair value was obtained from an independent market pricing service. Publicly traded bonds represented approximately 73 percent of the carrying value and 72 percent of the estimated fair value of the total bonds as of December 31, 1994. For all other bonds, estimated fair value was determined by management, based on interest rates, maturity, credit quality and average life.

                                                           Gross
                                          Carrying    Unrealized      Estimated
                                             Value          Loss     Fair Value
                                             -----          ----     ----------
                                                       (In Millions)
        U. S. Treasury Securities and
         obligations of U. S. government
         corporations and agencies             $13           $(1)           $12
         Corporate                              62            (1)            61
                                               ---           ---            ---
         Total Bonds                           $75           $(2)           $73
                                               ===           ===            ===

    The estimated fair value and carrying value of bonds by contractual maturity at December 31, 1994 are shown below.

                                                     Carrying      Estimated
                                                      Value        Fair Value
                                                      -----        ----------
                                                       (In Millions)
        Due in one year or less                         $10               $10
        Due after one year through five years            59                57
        Due after five years through ten years            5                 5
        Due after ten years                               1                 1
                                                        ---               ---
        Total Bonds                                     $75               $73
                                                        ===               ===

    Bonds not due at a single maturity date have been included in the above tables in the year of final maturity. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

3. INVESTMENT INCOME

    The sources of investment income for the years ended December 31, 1994 and 1993 are as follows (in millions):

                                                        1994        1993
                                                        ----        ----
              Bonds                                    $   5       $   5
              Cash and short-term investments             13           6
              Receivable from MetLife                     20          20
                                                       -----       -----
              Investment income                        $  38       $  31
                                                       =====       =====

4. REINSURANCE AND OTHER INSURANCE TRANSACTIONS

    Three HMOs maintained stop-loss reinsurance with a non-related party to limit exposure on medical service claims. Under the terms of the reinsurance agreements, depending on the type of medical services rendered, the HMOs were reimbursed on a per diem rate as defined in the agreements or 50 percent to 90 percent of the medical services rendered for each member's annual medical services in excess of a deductible not exceeding $50,000. Under the reinsurance agreements, the HMOs were not relieved of their primary obligation to the member. Reinsurance premium expenses were approximately $1 million and reinsurance recoveries were approximately $1 million during 1993. At various times subsequent to January 1, 1994, those stop loss reinsurance agreements were terminated and replaced by reinsurance agreements with the MLIC Business.

5. REGULATORY MATTERS

    Certain of the HMOs are required to maintain funds on deposit with state regulatory agencies. At December 31, 1994, the regulatory deposits totaled approximately $6 million and are included in cash and short-term investments.

    In order to maintain HMO licenses for seven of the HMOs, MetLife has agreed to make funds available to assure the ability of the HMOs to pay debts in the normal course of business. For five of these HMOs, MetLife's total commitment is $11 million. For two other HMOs, MetLife's financial commitment is not limited to a specific amount.

    Due to the short-term nature of the financial instruments that are held on deposit, the carrying values of each are considered to be a reasonable estimate of fair value.

6. FEDERAL INCOME TAXES

    Federal income tax expense has been calculated in accordance with the provisions of the Internal Revenue Code, as amended (the Code) and the tax allocation agreement.

    In prior years, certain includible subsidiaries of MHMC incurred net operating losses for federal income tax purposes. A portion of these net operating losses were utilized by MetLife's includible affiliates in filing consolidated federal income tax returns. As a result of utilizing a portion of MHMC's net operating losses on a consolidated basis, MHMC was allocated tax benefits of $7 million and $1 million for 1994 and 1993, respectively.

    In 1994 and 1993, certain includible subsidiaries of MHMC incurred income for federal income tax purposes and did not have net operating loss carryforwards available to reduce taxes payable. A portion of the net operating losses of MetLife's other includible affiliates were utilized by these subsidiaries in filing consolidated federal income tax returns. As a result of utilizing a portion of MetLife's includible affiliate's net operating losses on a consolidated basis, MHMC was allocated tax expense of $7 million and $7 million for 1994 and 1993, respectively.

    MHMC and its includible subsidiaries and CHS have approximately $28 million of federal and $101 million of state net operating loss carryforwards remaining at December 31, 1994 which gave rise to deferred income tax assets. Of the $28 million, MHMC and its includible subsidiaries and CHS have approximately $21 million of federal tax net operating loss carryforwards available at December 31, 1994 of which $20 million can only be utilized by non-life subsidiaries of MetLife to reduce federal income taxes. The remaining $1 million of net operating loss carryforwards can be utilized by both the life and non-life subsidiaries. In addition, certain of MHMC's includible subsidiaries at December 31, 1994 have approximately $7 million of net operating loss carryforwards, generated prior to being includible subsidiaries, which can be utilized only to the extent the same subsidiary generates future taxable income. The federal and state net operating loss carryforwards expire from 2001 to 2007 and from 2000 to 2007, respectively.

    MetLife will be eligible to utilize certain of the MetLife Contributed Entities' operating loss carryforwards in 1995 to the extent MetLife and its includible subsidiaries generate taxable income in 1995. In accordance with a tax agreement among MetLife, Travelers and MetraHealth, to the extent that MetraHealth or its affiliates benefit from the use of any remaining federal, state or local net operating loss carryforwards of the MetLife Contributed Entities attributable to periods ending on or prior to January 3, 1995, MetraHealth or its affiliates will convey such benefit to MetLife.

    Management has assessed, based on the character and originating jurisdiction of the losses, whether the utilization of the net operating loss carryforwards to offset future taxable income within the carryforward period under existing tax laws and regulations is more likely than not. Valuation allowances have been recorded against the deferred income tax assets as of December 31, 1994 where such utilization was not considered more likely than not.

    The components of the provision for income taxes charged to operations for the years ended December 31, 1994 and 1993 are as follows (in millions):

                                                             1994       1993
                                                             ----       ----
      Current tax expense:
       Federal                                              $  30      $  51
       State                                                    2          1
                                                            -----      -----
      Total current tax expense                                32         52
                                                            -----      -----

      Deferred tax expense (benefit):
       Utilization of net operating loss carryforward:
        Federal                                                 8         11
        State                                                   -          2
       Changes in federal tax rate                              -         (1)
       Changes in valuation allowance:
        Federal                                                (1)        (3)
        State                                                   1         (2)
       Other:
        Federal                                                (6)       (29)
        State                                                  (1)        (2)
                                                            -----      -----

      Total deferred tax expense                                1        (24)
       (benefit)                                            -----      -----

      Total income tax expense                              $  33      $  28
                                                            =====      =====

    The deferred income tax asset-net is comprised of the following at December 31, 1994 (in millions):

                                                             1994
                                                             ----
      Deferred income tax asset:
       Federal                                              $  21
       State                                                    9
      Valuation allowance:
       Federal                                                 (3)
       State                                                   (7)
                                                             -----
      Deferred income tax asset - net                        $  20
                                                             =====

   The significant temporary differences giving rise to net deferred tax assets are comprised of unearned premium income recognized for tax purposes, the excess of book over tax depreciation, and the allowance for doubtful accounts expense and contingent liabilities recognized for financial statement purposes.

      The provision for income taxes for the year ended December 31, 1994 differs from the amount of income tax determined by applying the 35 percent U.S. statutory federal income tax rate to pretax income as the result of the reduction in the deferred income tax asset valuation allowance resulting from utilization of net operating loss carryforwards, the increase in the federal income tax rate and state income taxes.

7.  EMPLOYEE BENEFIT PLANS

      MetLife is the administrator for pension, savings and investment, and postretirement benefit plans covering all of its employees and those eligible employees of the Non-Insurance Affiliates. MetLife has determined pension costs under the provisions of Statement of Financial Accounting Standards No. 87 Employers' Accounting for Pensions using an implementation date of January 1, 1993 and postretirement benefit costs under the provisions of Statement of Financial Accounting Standards No. 106 Employers' Accounting for Postretirement Benefits Other Than Pension (SFAS No. 106) using an implementation date of January 1, 1992. The cumulative effect of the implementation of SFAS No. 106 was recognized prior to 1993. Through December 31, 1993, substantially all operations of MetLife Health Care Benefit Business were performed by employees of MetLife. Effective January 1, 1994, approximately 1,700 employees of MetLife were transferred to MHMC. During 1994, employees continued to participate in MetLife's pension and postretirement benefit plans and MHMC employee benefit costs have been allocated to the MetLife Health Care Benefit Business in accordance with MetLife's procedures for allocating operating costs and expenses. The MetLife Health Care Benefit Business' share of net pension and postretirement benefits' expense (credit) was $3 million and $17 million, respectively, for the year ended December 31, 1994 and $(4) million and $18 million, respectively, for the year ended December 31, 1993.

8. RELATED PARTY TRANSACTIONS

      MetLife provides management, occupancy and administrative services for the MLIC Business and the Non-Insurance Affiliates. Charges for administrative services to the Non-Insurance Affiliates are in accordance with management service agreements and consistent with MetLife's procedures for allocating operating costs and expenses among its lines of business. A summary of the related party transactions (other than those relating to the insurance contracts for MetLife employees) as of December 31, 1994 and for the years ended December 31, 1994 and 1993 is provided below (in millions):

      At December 31:                                            1994
                                                                 ----
          Receivable from MetLife                               $ 405
          Investment in Metropolitan Money Market Pool             36
          Income tax (receivable from) payable to MetLife          (4)

      For the year ended December 31:                            1994     1993
                                                                 ----     ----
          Interest income on receivable from MetLife at an
           average rate of  4.9 and 4.8 percent per annum       $  20    $  20
          Investment income from Metropolitan Money Market Pool     2        2

   A summary of the related party transactions as they relate to insurance contracts for MetLife employees as of December 31, 1994 and for the years ended December 31, 1994 and 1993 is provided below (in millions):

         At December 31:                                1994
                                                        ----
          Reserves for medical insurance benefits      $  49
          Amounts held for deferred benefits             202
          Separate Account assets and liabilities        181

         For the year ended December 31:                1994   1993
                                                        ----   ----
          Premiums                                     $ 241  $ 263
          Insurance benefits and claims                  185    201
          Experience rating credits                       53     48

9.  CONTINGENCIES

    Various litigation, claims and assessments against MetLife, MHMC and/or the HMOs, in addition to those otherwise provided for in the accompanying financial statements, have arisen in the ordinary course of business. In certain of these matters, including actions with multiple plaintiffs, very large and/or indeterminate amounts, including punitive damages, are sought.

    While it is not feasible to predict or determine the ultimate outcome of these matters, it is the opinion of management that their outcome, after consideration of the provisions made in the accompanying financial statements, is not likely to have a material adverse effect on MetLife Health Care Benefit Business' financial position.

10. SUBSEQUENT EVENT

    On October 2, 1995 all outstanding shares of MetraHealth were acquired by a wholly-owned subsidiary of United HealthCare Corporation, a health care management services company unaffiliated with MetLife or Travelers.